UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder,

On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of shareholders of Fidelity National Information Services, Inc. (FIS). The meeting will be held on May 30, 2018, at 10:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including:

●	the business to be considered;

●	who may vote; and

●	the different methods by which you may vote.

Whether or not you plan to attend the annual meeting, please vote by one of the available methods to ensure that your shares are represented and voted in accordance with your wishes.

On behalf of the Board of Directors, I thank you for your investment in FIS.

Sincerely,

Gary A. Norcross

President and Chief Executive Officer

FOR THE FOLLOWING PURPOSES:
You will be asked to consider four proposals at the annual meeting.
1

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting, please read these proxy materials and cast your vote on the matters that will be presented at the meeting.

You may vote your shares through the internet, by telephone, or by mailing the enclosed proxy card. Instructions for our registered shareholders are described under the question “How do I vote?” on page 5 of the proxy statement.

Sincerely,

Marc M. Mayo

Corporate Secretary

to elect eight (8) members of the Board of Directors to serve until the 2019 annual meeting of shareholders or, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2
to approve, on an advisory and non-binding basis, the compensation of our named executive officers;
3
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2018; and
4

to approve the amendment and restatement of the 2008 Omnibus Incentive Plan to provide for the issuance of Employee Stock Purchase Plan awards under the Omnibus Incentive Plan rather than maintaining a separate plan.

The Board of Directors has set April 2, 2018 as the record date for the meeting. This means that owners of Fidelity National Information Services, Inc. common stock at the close of business on that date are entitled to:

● receive notice of the meeting; and ● vote at the meeting and any adjournments or postponements of the meeting.

Fidelity National Information Services, Inc.	3

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

General Information About the Company

53,000 employees worldwide

More than 20,000 clients

> $9.1 billion in revenue

Clients in more than 130 countries, including:

90% of the top 50 largest global banks

65% of the world’s top 20 private equity firms

62% of the world’s top ranked fund administration firms

50% of the top 65 life insurance companies in the Fortune 500

Proxy Statement

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Fidelity National Information Services, Inc., a Georgia Corporation, for use at the Annual Meeting of Shareholders to be held on May 30, 2018, at 10:00 a.m., Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204.

It is anticipated that such proxy, together with this proxy statement, will be first mailed on or about April 20, 2018, to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and its telephone number at that address is (904) 438-6000.

4	Fidelity National Information Services, Inc.

Frequently Asked Questions

Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the annual meeting because you were a shareholder of the Company at the close of business on April 2, 2018 (the “record date”); therefore, you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting and the voting process, as well as information about the Company’s directors and executive officers.

Who is entitled to vote?

All record holders of FIS common stock as of the close of business on April 2, 2018, are entitled to vote. On that day, 330,843,711 shares were issued, outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

What shares are covered by the proxy card?

The proxy card covers all shares held by you of record, that is, all shares registered in your name.

What if I am a beneficial holder rather than an owner of record?

If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How do I vote?

1.  In person at the annual meeting. All shareholders may vote in person at the annual meeting by bringing the enclosed proxy card and proof of identification, but if you are a beneficial owner (as opposed to a record holder), you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors at the annual meeting with your ballot when you vote at the meeting; or

2.  By proxy. There are three ways to vote by proxy:

a.  by internet, using a unique password printed on your proxy card and following the instructions on the proxy card;

b.  by mail, using the enclosed proxy card and return envelope; or

c.  by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card.

Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

What does it mean to vote by proxy?

It means that you authorize someone else to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer and our Corporate Secretary, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the Board for such proposal.

Fidelity National Information Services, Inc.	5

Frequently Asked Questions (continued)

What happens if other matters are raised at the meeting?

Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in the corporate Bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.

What if I submit a proxy and later change my mind?

If you submit your proxy and later wish to revoke it, you may do so by doing one of the following:

(i)  giving written notice to the Corporate Secretary prior to the annual meeting;

(ii)   timely submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or

(iii)  casting a ballot in person at the annual meeting.

Who will count the votes?

Broadridge Financial Solutions, Inc. will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

How many votes must each proposal receive to be adopted?

The following votes must be received:

●    For Proposal No. 1, regarding the election of directors, to be elected, each of the director nominees named in this proxy statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for election or re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to FIS’ Majority Voting Policy, in that situation, our Corporate Governance and Nominating Committee would promptly make a recommendation to the Board about whether to accept or reject the resignation of any “holdover” director and the Board would then take action on the recommendation no later than 180 days following the date of the election.

●   For Proposal No. 2, regarding a non-binding advisory vote on the compensation paid to our named executive officers, under Georgia law, the action will be approved (on a non-binding advisory basis) if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

●    For Proposal No. 3, regarding the appointment of KPMG LLP, under Georgia law the action will be approved if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

●    For Proposal No. 4, regarding the amendment and restatement of the 2008 Omnibus Incentive Plan, under Georgia law the action will be approved if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action. For purposes of satisfying the rules of the New York Stock Exchange (“NYSE”), the action will be approved if a quorum exists and a majority of votes are cast in favor of the proposal.

6	Fidelity National Information Services, Inc.

Frequently Asked Questions (continued)

What constitutes a quorum?

A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented either in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

What are broker non-votes and what effect will they have?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as Proposals No. 1, 2 and 4, nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” Accordingly, with respect to Proposals No. 1, 2 and 4, broker non-votes will not affect the outcome of the vote. Please be sure to give specific voting instructions to your broker, so that your vote can be counted.

What effect does an abstention have?

With respect to each proposal, except as noted in the following sentence, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to Proposal No. 4, under the rules of the NYSE, abstentions will have the effect of a vote against the proposal.

Who pays the cost of soliciting proxies?

The Company pays the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, email or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $15,795, plus reimbursement of expenses.

Fidelity National Information Services, Inc.	7

Frequently Asked Questions (continued)

What if I share a household with another shareholder?

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or proxy statement for your household, please contact our transfer agent, Computershare (in writing: P.O. Box 30170, College Station, TX 77842-3170; by telephone: (800) 568-3476). If you participate in householding and wish to receive a separate copy of the 2017 Annual Report or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or proxy statements, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. The Company hereby undertakes to deliver promptly upon written or oral request, a separate copy of the Annual Report to shareholders, or proxy statement, as applicable, to a Company shareholder at a shared address to which a single copy of the document was delivered.

This Annual Report is also available on the Investor Relations page of our website at http://www.fisglobal.com or on the SEC’s website at www.sec.gov/edgar. The content on our website does not constitute a part of this proxy statement.

8	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Certain Information About Our Directors

The Collective Skills and Experience of Our Board Supports the Strategy of our Company

FIS is a global leader in financial services technology, with a focus on retail banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. With a deep and broad set of solutions, FIS serves its global client base by providing the software and services that empower the financial world. The foundation of both the Company’s historic success and long term growth strategy includes four pillars. First, fundamental business execution focused on continuous operational improvement. Second, investment for growth by modernizing existing technology and driving the leading edge of innovation. Third, practicing the financial discipline necessary to maintain a strong balance sheet and robust free cash flow. Fourth, pursuit of transformational inorganic expansion through strategic mergers and acquisitions.

The collective skills and experience of our eight directors is extraordinary and supports each of the pillars of our strategy. The following summarizes those skills and experience under several criteria critical to the success of FIS. Virtually all of our directors have significant experience or expertise in each of these categories; however, we have identified those we deem to be leaders in each category.

Diversity Female or ethnically diverse independent directors 3 of 7	* As of April 1, 2018

Expertise

4 of 8
with extensive banking experience

5 of 8
with significant technology experience

5 of 8
with significant global business expertise

8 of 8
with significant risk and regulatory experience

5 of 8
current or former CEOs

8 of 8
have board experience

Fidelity National Information Services, Inc.	9

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Independence

Section 303A.02 of the NYSE Listing Standards, as approved by the Securities and Exchange Commission (“SEC”), sets the standard by which directors of publicly traded companies listed with the NYSE shall be deemed independent. Pursuant to Section 303A.02, the Board has determined that all current FIS directors, other than Mr. Norcross, are independent.

Executive Management

The FIS directors, individually and collectively, have an outstanding track record as business leaders. Each has served, or continues to serve, in senior executive roles. Many are current or former CEOs: Ms. Alemany and Messrs. Hughes, Hunt, Muma and Norcross. Ms. Parent, Mr. James and Mr. Stallings all held very senior executive positions with large, global employers.

Merger and Acquisition Experience

Since the birth of FIS as a publicly traded entity, strategic acquisitions have played a key part in the Company’s growth. As a result, the Board places a high value on directors who have a proven ability to evaluate transformational merger and acquisition opportunities and/or directors who have demonstrated the ability to lead an organization through the execution of such an acquisition and the integration process that follows. FIS has several such directors, including Messrs. Norcross, Hughes and Muma and Ms. Alemany, who have all led companies through large, transformational acquisitions while serving as the CEO.

Financial Expert

Using the standard set forth in 17 CFR Section 229, all FIS directors qualify as Audit Committee Financial Experts, with the exception of Ms. Parent.

Diversity

The FIS Board is diverse, with three of seven independent directors being either minority or female. More broadly, the collective skills, talents, experiences and perspectives of the Board are also quite diverse. We have executives from banking, technology, financial services and private equity. We have several current or former CEOs, but also have executives with global responsibilities in operations, sales and legal. Their tenure on the FIS Board spans from a few months to more than 10 years. All of this allows the directors to bring a diverse breadth of experience to bear on the matters addressed by the Board.

Board Experience

The FIS Board values the experience brought about by service on other significant boards. All of our directors are serving or have served in the past on such boards. By way of example, these include: ADP (Ms. Alemany), Associates First Capital (Mr. Hughes), Black Knight (Mr. Hunt), Accenture Ltd. (Mr. James), Fiserv (Mr. Muma), Guardian Insurance (Mr. Norcross), Zoetis (Ms. Parent) and UGI Corporation (Mr. Stallings).

Banking Experience

Financial institutions make up the large majority of FIS clients. Therefore, experience in the banking sector is of great value to the FIS Board. Many directors have either worked in or provided service to the banking sector. Moreover, by virtue of their service on our Board, all FIS directors gain insight into banking. Four of our directors have extensive banking experience, led by Ms. Alemany, who was recently named among the Most Powerful Women in Banking by the American Banker. Ms. Alemany is the Chairwoman, CEO and President of CIT Bank, her latest position in a banking career that spans more than 30 years. Mr. Hughes served as Vice Chairman of Citigroup, Inc. after having served as Chairman and Chief Executive Officer at Associates First Capital Corporation. Mr. Hunt served in a variety of executive positions over his long career with Signet Banking Corporation and AT&T Universal

10	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Card Services. In addition, Ms. Parent served for several years on both the Supervisory Board of Deutsche Bank AG and the American Express Centurion Bank board, a U.S. banking institution with more than $30 billion in assets.

Technology Experience

While FIS operates principally in the financial technology (“FinTech”) space, experience in the broader technology arena is also a valuable asset to our Board. Technology companies of all sorts face common challenges with innovation, cybersecurity, intellectual property and infrastructure. Several of our directors have extensive experience running large businesses in the FinTech and broader technology industries. Mr. Norcross is the current CEO of FIS, consistently ranked as the number one FinTech provider by the International Data Corporation. Mr. Muma was the founder and long-time CEO of Fiserv, another large player in the FinTech space. Mr. Hunt is the former President and CEO of AT&T Universal Card Services and the former Chairman and CEO of Plansoft Corporation, a business-to-business software solutions provider. As COO of Accenture Ltd., Mr. James had global responsibility for the Accenture Technology service line. Mr. Stallings retired as the General Manager of Global Markets in the Systems and Technology Group after a long career with IBM.

Global Business Experience

FIS is a large, global operation with clients and employees in well over 100 countries. As such, it is important to have directors with experience in senior executive positions with large, global companies. Five of our directors stand out with extensive global experience. Once again, Mr. Norcross is the current CEO of FIS. Mr. James, in his long career with Accenture served, at separate times, as the Managing Partner - Financial Services Market Unit, Chief Operating Officer, Vice Chairman and the International Chairman of Accenture Ltd. Ms. Parent served for more than 20 years as Executive Vice President and General Counsel of American Express Company and Mr. Stallings served as the General Manager of Global Markets in the Systems and Technology Group at IBM.

Risk And Regulatory Experience

Management of enterprise risk, cybersecurity, and regulatory compliance pervade all aspects of FIS’ strategy and governance. As such, it is highly beneficial for our directors to be knowledgeable in these areas. By virtue of their years of service on the Risk Committee of the FIS Board, several of our directors have built expertise in these areas. These directors include Messrs, Hughes, Hunt, James, Muma and Stallings. In addition, a number of directors have extensive experience in their own executive careers with these matters, including: Mr. Norcross, as CEO of FIS; Ms. Alemany, as CEO of CIT Bank; Mr. Hughes, as CEO of Associates First Capital Corporation and Vice Chairman of Citi Group; Mr. Hunt, over a long career in banking; Mr. Muma, as CEO of Fiserv; and Ms. Parent, as General Counsel of American Express, had responsibility for global legal and compliance functions at the Company and was a member of the Enterprise Risk Management Committee.

Information About the Nominees for Election

The Articles of Incorporation and Bylaws of the Company provide that our Board shall consist of at least five and no more than fifteen directors. Each member of our Board is elected annually for a one-year term.

Each person elected will hold office until the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal. Our Board has no reason to believe that any nominee for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Proxies cannot be voted for more than eight persons. Alternatively, at our Board’s discretion, proxies may be voted for fewer nominees as a result of a director’s inability or unavailability to serve.

The following is biographical information concerning the eight nominees for election as directors of the Company:

Fidelity National Information Services, Inc.	11

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

For purposes of the biographical descriptions of our directors and executive officers, service with FIS includes service with Certegy Inc. prior to the FIS merger with Certegy in November 2006.

Nominees for Election as Director

Name	Position with FIS	Age as of April 1, 2018	Director Since
Ellen R. Alemany	Director,	62	2014
	Chairwoman of the Corporate Governance and
	Nominating Committee,
	Member of the Executive Committee,
	Member of the Audit Committee

Keith W. Hughes	Lead Independent Director,	71	2002
	Chairman of the Compensation Committee,
	Member of the Executive Committee,
	Member of the Risk Committee

David K. Hunt	Director,	72	2001
	Chairman of the Audit Committee,
	Member of the Executive Committee,
	Member of the Compensation Committee

Stephan A. James	Director,	71	2009
	Chairman of the Risk Committee,
	Member of the Executive Committee,
	Member of the Corporate Governance and
	Nominating Committee

Leslie M. Muma	Director,	73	2013
	Member of the Corporate Governance and
	Nominating Committee,
	Member of the Risk Committee

Gary A. Norcross	Director,	52	2013
	Member of the Executive Committee,
	President and Chief Executive Officer

Louise M. Parent	Director,	67	2017
	Member of the Corporate Governance and
	Nominating Committee,
	Member of the Audit Committee

James B. Stallings, Jr.	Director,	62	2013
	Member of the Risk Committee,
	Member of the Audit Committee

12	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Ellen R. Alemany

has served as a director of FIS since June 2014. Ms. Alemany is the current Chairwoman, CEO and President of CIT Group, Inc., and the Chairwoman, CEO and President of CIT Bank, N.A., a subsidiary of CIT Group, Inc. She joined CIT in October 2015. Ms. Alemany was the Chairwoman and Chief Executive Officer of The Royal Bank of Scotland Citizens Financial Group from 2008 until her retirement in October 2013. Prior to that, Ms. Alemany served as the Chief Executive Officer of Global Transaction Services at Citibank/Citigroup from 2006 until 2007, after holding various roles in her twenty-year career with Citibank/Citigroup. From 1977 until 1987 Ms. Alemany worked for Chase Manhattan Bank. From August 2012 until October 2016, Ms. Alemany served on the Board of Automatic Data Processing (“ADP”).

Ms. Alemany’s qualifications to serve on the FIS Board include her more than 30 years of experience in the banking industry and her extensive knowledge of technology, finance, regulatory and compliance matters.

Keith W. Hughes

has served as a director of FIS since August 2002. Since April 2001, Mr. Hughes has been a self-employed consultant to domestic and international financial services institutions. From November 2000 to April 2001, he served as Vice Chairman of Citigroup Inc. Mr. Hughes was named to that position in 2000 when Citigroup acquired Associates First Capital Corporation, where he had served as Chairman and Chief Executive Officer since February 1995. From February 2011 until May 2016, Mr. Hughes served as a director of THL Credit Inc.

Mr. Hughes’ qualifications to serve on the FIS Board include his years of experience as an executive and consultant to financial services institutions, particularly his experience as Vice Chairman of Citigroup Inc. and Chairman and Chief Executive Officer of Associates First Capital Corporation, as well as his financial literacy and experience in matters of corporate governance.

David K. Hunt

has served as a director of FIS since June 2001. Since December 2005, Mr. Hunt has been a private investor. He served as the non-executive Chairman of the Board of OnVantage, Inc. from October 2004 until December 2005. From May 1999 to October 2004, he served as the Chairman and Chief Executive Officer of PlanSoft Corporation, an internet-based business-to-business solutions provider in the meeting and convention industry. Mr. Hunt served as director for Lender Processing Services (“LPS”) from June 2012 until December 2014 and now serves as a director of Black Knight Inc. (“BKI”), a successor to LPS.

Mr. Hunt’s qualifications to serve on the FIS Board include his financial literacy and more than 40 years of experience in the banking and payments industries, including serving in executive positions with Signet Banking Corporation, Global Payments Inc., and AT&T Universal Card Services Inc.

Stephan A. James

has served as a director of FIS since 2009. He is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from August 2004 until August 2006. He is a director of Navigant Consulting, Inc., and currently serves as a member of the University of Texas McCombs School of Business Advisory Board. Mr. James served as a director of Metavante from November 2007 until the Metavante acquisition by FIS on October 1, 2009. Mr. James was a director of BMC Software, Inc. until July 2013 when the company went private.

Fidelity National Information Services, Inc.	13

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Mr. James’ qualifications to serve on the FIS Board include his experience and expertise providing management consulting and technology services to financial service companies in connection with his management positions at Accenture Ltd. In particular, Mr. James was responsible for the worldwide financial service consulting and outsourcing business of Accenture Ltd. for five years. In addition, Mr. James has experience at managing the complexities of a large, global technology-based firm.

Leslie M. Muma

has served as a director of FIS since December 2013. Mr. Muma served as Chief Executive Officer of Fiserv Inc. from 1999 until his retirement in December 2005. Mr. Muma also served as a director of Fiserv Inc. from 1984 until 2006. Mr. Muma was President of Sunshine State Systems from 1971 until 1984, when he helped found Fiserv Inc. From 1984 until 1999, Mr. Muma held the position of President and Chief Operating Officer of Fiserv Inc.

Mr. Muma’s qualifications to serve on the FIS Board include his more than 30 years of experience as an executive officer in the financial technology services industry, as well as his expertise in corporate finance, mergers and acquisitions.

Gary A. Norcross

is the President and Chief Executive Officer of FIS, a position he has held since January 1, 2015. From March 2012 to January 2015, he served as President and Chief Operating Officer of FIS. From October 2009 to March 2012, he served as Corporate Executive Vice President, Chief Operating Officer of FIS, and served as President and Chief Operating Officer, Transaction Processing Services of FIS from November 2007 to September 2009. Prior to that, he served as Executive Vice President of the Integrated Financial Solutions division of FIS beginning in February 2006 and held the position of Senior Vice President of Integrated Financial Solutions from June 1996 to February 2006. He served FIS in various other capacities between 1988 and 1996, and served on the board of mFoundry, Inc. until it was acquired by FIS in 2013. In 2017, Mr. Norcross joined the Board of the Guardian Life Insurance Company, a 150-year-old mutual insurance company.

Mr. Norcross’s qualifications to serve on the FIS Board include 30 years of experience with FIS in executive and operations management, as well as risk, financial and human resources management. Mr. Norcross also has valuable financial services industry knowledge and experience with mergers and acquisitions.

Louise Parent

is a director of FIS, having joined the Board by appointment effective October 26, 2017. Ms. Parent is currently Of Counsel to the law firm of Cleary Gottlieb Steen & Hamilton LLP. From 1993 until her retirement in 2013, Ms. Parent served as the Executive Vice President and General Counsel of American Express Company. During that time, she also served as a director of American Express Travel Related Service Company, the principal operating subsidiary, and American Express Centurion Bank, a U.S. banking subsidiary. Ms. Parent has served on the Supervisory Board of Deutsche Bank AG since July 2014 and also serves on the Board of Zoetis, Inc., a public company specializing in animal health.

Ms. Parent’s qualifications to serve on the FIS Board include over 25 years of experience in the payments and financial services industries, and her extensive expertise in legal, compliance and corporate governance matters.

14	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

James B. Stallings, Jr.

has served as a director of FIS since April 2013. Since 2013, Mr. Stallings has been a Managing Partner of PS 27 Ventures, LLC, a private investment fund focused on technology companies. Mr. Stallings is also the co-founder of SmartBox, a healthy snack vending company. From 2009 until his retirement in January 2013, Mr. Stallings served as General Manager of Global Markets in IBM’s Systems and Technology Group. From 2002 to 2009, Mr. Stallings served in a variety of roles at IBM Corporation, including General Manager, Enterprise Systems, IBM Systems and Technology Group. From 2000 to 2002, Mr. Stallings founded and ran E House, a consumer technology company, and prior to that, Mr. Stallings worked for Physician Sales & Services, Inc., a medical supplier. From 1984 to 1996, Mr. Stallings worked in various capacities for IBM Corporation. Mr. Stalling’s is currently a director of UGI Corporation and Cannae Holdings, Inc.

Mr. Stallings’s qualifications to serve on the FIS Board include more than 25 years of experience in the information technology industry, including leadership roles in business management, strategy and innovation.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE.

Fidelity National Information Services, Inc.	15

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-21(a) promulgated thereunder, we are asking our shareholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

We hold a “say-on-pay” vote every year and 83% of the shares voted at our 2017 shareholders’ meeting approved our executive compensation proposal. Our approach and process to executive compensation ensures a strong link between pay and Company performance, a sound design of our compensation program, and strong executive compensation practices and governance. As discussed in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement, the Board and the Compensation Committee of the Board (“Compensation Committee”) believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation opportunities. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis only if they attain certain specified goals.

Our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our shareholders. The Board and the Compensation Committee believe that the success of our compensation program is evidenced by our long-term financial performance and the resulting value creation for our shareholders.

Moreover, our plans also hold our executive officers accountable for underperformance. In 2015, when FIS failed to achieve its minimum EBITDA target under the annual officer incentive program, no annual cash incentive awards were paid to officers and officer equity grants were reduced by over 40%.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the 2017 Summary Compensation Table and the other related tables and disclosures.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Approval of the compensation paid to our named executive officers requires that the number of shares present or represented by proxy and entitled to vote approving the proposal exceed the number of shares present or represented by proxy and entitled to vote opposing it. Abstentions will have no effect. However, as this is an advisory vote, the results will not be binding on the Company, the Board, or the Compensation Committee and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our Compensation Committee and the Board, although the Compensation Committee and the Board will consider the outcome of this vote when making compensation decisions.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

16	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Comparison of 5 Year Cumulative Total Return*

Among Fidelity National Information Services, Inc. and the S&P 500 Index.

*$100 invested on 12/31/12 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2017 Standard & Poor’s, a division of S&P Global. All rights reserved.

Fidelity National Information Services, Inc.	17

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP (“KPMG”) to our shareholders for ratification. Even if the selection is ratified, the Audit Committee of the Board of Directors (“Audit Committee”), in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our shareholders. If our shareholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

In choosing our independent registered public accounting firm, our Audit Committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of KPMG are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The Audit Committee engaged KPMG to audit the consolidated financial statements of the Company for the 2017 fiscal year. For services rendered to us during or in connection with our fiscal years ended December 31, 2017 and 2016, we were billed the following fees by KPMG:

	2017	2016
Audit Fees	$10,837,113	$7,517,443
Audit-Related Fees	$173,563	$459,625
Tax Fees	$505,318	$1,546,117
All Other Fees	$64,379	$252,169

Audit Fees. Audit fees consisted of fees for the audits, registration statements and other filings related to the Company’s 2017 and 2016 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out-of-pocket expenses incurred.

Audit-Related Fees. Audit-related fees in 2017 and 2016 consisted primarily of fees for Statement on Standards for Attestation Engagements No. 16 reports.

Tax Fees. Tax fees in 2017 and 2016 consisted principally of fees for tax compliance, tax planning and tax advice.

All Other Fees. Other non-audit permitted services associated with various initiatives by the Company.

18	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Approval of Accountants’ Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has adopted policies and procedures for pre-approving all work performed by KPMG. Specifically, the Audit Committee has pre-approved the use of KPMG for specific types of services subject to maximum amounts set by the committee. Additionally, specific pre-approval authority is delegated to our Audit Committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our Audit Committee chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Any other services are required to be pre-approved by the Audit Committee.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

19	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Amendment and Restatement of the 2008 Omnibus Incentive Plan

Our Board has approved an amendment and restatement of the FIS 2008 Omnibus Incentive Plan (the “Omnibus Plan,” and as so amended and restated, the “Amended Plan”), subject to the approval of our shareholders. Accordingly, we are seeking shareholder approval of the Amended Plan.

The primary purpose of the amendment and restatement of the Omnibus Plan is to provide for the issuance of Employee Stock Purchase Plan (“ESPP’) awards under the Amended Plan. The amendment and restatement does not increase the number of shares of FIS common stock available for issuance under the Omnibus Plan.

Background and Description of the Proposal

Since 2006, the Company has separately maintained both the Omnibus Plan and an ESPP. The ESPP allows participating employees to elect to have a portion of their pay deducted and used to purchase shares of FIS common stock on the open market, and for the Company to make matching contributions that are used to purchase shares of FIS common stock on the open market for the employee if the employee satisfies certain continued employment requirements. The ESPP is a nonqualified plan, not a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code.

We have successfully used the Omnibus Plan and the ESPP to attract, retain and incentivize highly qualified employees; however, there are not enough shares remaining available under the ESPP to continue the ESPP program. Rather than amend and restate the ESPP to increase the number of shares available for issuance under the ESPP, the Board has amended and restated the Omnibus Plan to expressly provide for the ability to issue ESPP awards under the Omnibus Plan. If the Amended Plan is approved by shareholders, we will continue to offer the ESPP program to our employees on the same terms as we have under the ESPP, except that the program will be administered under the Amended Plan, and the ESPP will be terminated.

Share purchases under the ESPP program that we match, as well as the shares purchased with matching contributions, will be treated as shares issued pursuant to an award under the Amended Plan and will reduce the number of shares available for issuance under the Omnibus Plan. Consistent with New York Stock Exchange listing rules, which provide that plans that merely allow employees, directors or other service providers to elect to buy shares on the open market or from the listed company for their current fair market value are not considered “equity compensation plans” for purposes of the listing rules, shares purchased by employees that are not matched will not reduce the number of shares available for issuance under the Omnibus Plan. Based on historical grant practices under the Omnibus Plan and share purchases and matches under the ESPP, we estimate that there are enough shares remaining available under the Amended Plan to allow us to continue our long-term incentive programs, including the ESPP program, for approximately three years.

The Amended Plan also includes updates to reflect the current number of shares available for issuance under the Omnibus Plan as of February 1, 2017, the date the Board approved the Amended Plan, and to update the Omnibus Plan’s provisions prohibiting repricing of stock options and SARs and share reserve counting mechanics.

We believe that our equity programs and our emphasis on employee stock ownership have been integral to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead, and that the Amended Plan will enable us to continue to align employee and shareholder interests consistent with our compensation philosophy. For these reasons, we consider approval of the Amended Plan important to our future success.

20	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Key Data

Although the amendment and restatement reflected in the Amended Plan does not increase the number of shares available under the Omnibus Plan, we are providing below key data regarding the Omnibus Plan and historical purchases under the ESPP to help shareholders evaluate this proposal. The following table includes information regarding outstanding equity awards and shares available for future awards under the Omnibus Plan as of April 2, 2018, and information regarding the average number of share purchases under the ESPP over the past 3 years:

Total shares underlying outstanding options	13,892,994
Weighted average exercise price of outstanding options	$67.77
Weighted average remaining contractual life of outstanding options	4.5
Total shares outstanding subject to Restricted Stock	582,331
Total shares currently available for grant	15,137,585
ESPP employee purchases (matched) (2015-2017 average)	790,513
ESPP purchases with Company match (2015-2017 average)	274,223
ESPP employee purchase (not matched) (2015-2017 average)	76,906

The closing price of a share of the Company’s common stock on April 2, 2018 was $94.71.

As of April 2, 2018, Gary A. Norcross (President and CEO) had been issued 2,823,675 options under the Omnibus Plan, James W. Woodall (Chief Financial Officer) had been issued 654,205 options under the Omnibus Plan, Michael P. Oates (Chief Administrative Officer) had been issued 307,921 options under the Omnibus Plan, Marianne Brown (Co-Chief Operating Officer) had been issued 402,047 options under the Omnibus Plan, and Anthony Jabbour (Co-Chief Operating Officer) had been issued 953,948 options under the Omnibus Plan. As of April 2, 2018, all other current executive officers as a group had been issued 621,855 options under the Omnibus Plan, all current directors who are not executive officers as a group had been issued 1,557,404 options under the Omnibus Plan, and the nominees for election as directors had been issued the following number of options under the plan: 296,643. No associates of such directors, executive officers or nominees have received options or restricted stock under the Plan. All employees, including all current officers who are not executive officers, as a group had been issued 7,978,456 options under the Omnibus Plan as of April 2, 2018. The future awards that would be received under the Amended Plan by particular individuals or groups are not determinable at this time.

Description of the Amended Plan

The complete text of the Amended Plan is set forth as Annex A to this Proxy Statement. The following is a summary of the material features of the Amended Plan and is qualified in its entirety by reference to Annex A.

Effective Date and Duration

If approved by our shareholders, the Amended Plan will become effective on May 30, 2018, and will remain in effect with respect to outstanding awards until no awards remain outstanding.

Amendment and Termination

The Amended Plan may be amended or terminated by our Board at any time, subject to certain limitations, and, subject to limitations under the Amended Plan, the awards granted under the Amended Plan may be amended by the Compensation Committee at any time, provided that no such action to the Amended Plan or an award may, without a participant’s written consent, adversely affect in any material way any previously granted award. No amendment that would require shareholder approval under the New York Stock Exchange’s listing standards or to comply with securities laws may become effective without shareholder approval.

21	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Administration of the Amended Plan

The Amended Plan would be administered by our Compensation Committee or another committee selected by our Board, any of which we refer to as the committee. The members of the committee are appointed from time to time by, and serve at the discretion of, the Board. The committee has the full power to select employees, directors and consultants who participate in the Amended Plan; determine the size and types of awards; determine the terms and conditions of awards; construe and interpret the Amended Plan and any award agreement or other instrument entered into under the Amended Plan; establish, amend and waive rules and regulations for the administration of the Amended Plan; and, subject to certain limitations, amend the terms and conditions of outstanding awards. The committee’s determinations and interpretations under the Amended Plan are binding on all interested parties. The committee is empowered to delegate its administrative duties and powers as it may deem advisable, to the extent permitted by law.

Shares Subject to the Amended Plan

As of February 1, 2018, the date the Board approved the Amended Plan, there were 17,442,693 shares available for future awards under the Amended Plan and 15,766,880 shares subject to outstanding awards (i.e., shares subject to outstanding options that have not yet been exercised and shares subject to other awards that were previously granted but are not yet vested). Of the 17,442,693 shares available for future awards, 6,804,489 are available only for awards to employees, directors and consultants who were not employees, directors or consultants of FIS or a subsidiary as of immediately prior to the closing of our acquisition of SunGard on November 30, 2015 (the “Transferred Shares”). Of the 15,766,880 shares subject to outstanding awards, 2,839,913 were Transferred Shares.

Shares that are potentially deliverable under an award that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such shares, as well as share purchases under the ESPP program that are not matched, are not counted as having been delivered under the Amended Plan. Shares that have been issued in connection with an award of restricted stock that is canceled or forfeited prior to vesting or settled in cash, causing the shares to be returned to us, shall not be counted as having been delivered under the Amended Plan.

If shares are returned to us in satisfaction of taxes relating to restricted stock, in connection with a cash out of restricted stock (but excluding upon forfeiture of restricted stock) or in connection with the tendering of shares by a participant (or withholding of shares by us) in satisfaction of the exercise price or taxes relating to an award, such issued shares shall not become available again under the Amended Plan. Shares repurchased on the open market with the proceeds of an option exercise shall not become available again under the Amended Plan. Each stock appreciation right (“SAR”) issued under the Amended Plan would be counted as one share issued under the Amended Plan without regard to the number of shares issued to the participant upon exercise of such SAR.

Shares issued under the Amended Plan may be authorized but unissued shares, treasury shares or shares purchased on the open market.

For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is canceled, forfeited or settled in cash shall be treated as not having been issued under the Amended Plan.

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the committee shall cause an equitable adjustment to be made (i) in the number and kind of shares of our common stock that may be delivered under the Amended Plan, (ii) in the individual annual limitations on each type of award under the Amended Plan and (iii) with respect to

22	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights.

Repricing

Neither FIS nor the committee may (i) reduce the exercise price of outstanding options or SARs (except to the extent described above in the event of an equity restructuring or other change in corporate capitalization), (ii) cancel options or SARs and grant substitute options or SARs with a lower exercise price, (iii) cancel outstanding underwater options or SARs in exchange for cash or other securities or awards, or (iv) take any other action with respect to options or SARs that would be treated as a repricing under the stock exchange or quotation system on which the shares are principally traded. In the amendment and restatement reflected in the Amended Plan, the no-repricing provisions were updated to clarify that they apply to SARs as well as options, and to add the provision described in (iv) above.

Eligibility and Participation

Eligible participants include all employees, directors and consultants of FIS and our subsidiaries, as determined by the committee. As of April 2, 2018, we had approximately 967 full-time equivalent employees and nine non-employee directors participating in the Amended Plan.1 Because the Amended Plan provides for broad discretion in selecting which eligible persons will participate, and in making awards, the total number of persons who will actually participate in the Amended Plan and the benefits that will be provided to the participants cannot be determined at this time.

Awards under the Amended Plan

Grants under the Amended Plan may be made in the form of stock options, SARs, restricted stock, restricted stock units (“RSUs”), performance shares, performance share units (“PSUs”), and other cash or stock-based awards. The Amended Plan clarifies the types of “other cash and stock-based awards” that may be granted, and expressly provides that purchases of our common shares (both elective and matching) under an ESPP program are a type of award permitted under the Amended Plan. Each of the above categories of awards are described in more detail below.

Maximum Grants under the Amended Plan

Subject to adjustment pursuant to the anti-dilution provisions of the Amended Plan, the following limits apply to awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, (i) the maximum number of our shares with respect to which stock options or SARs may be granted to any participant in any fiscal year is 4,000,000 shares; (ii) the maximum number of our shares of restricted stock that may be granted to any participant in any fiscal year is 2,000,000 shares; (iii) the maximum number of our shares with respect to which RSUs may be granted to any participant in any fiscal year is 2,000,000 shares; (iv) the maximum number of our shares with respect to which performance shares may be granted to any participant in any fiscal year is 2,000,000 shares; (v) the maximum amount of compensation that may be paid with respect to performance units or other cash or stock-based awards awarded to any participant in any fiscal year is $25,000,000 or a number of shares having a fair market value not in excess of that amount; and (vi) the maximum

1As of April 1, 2018, FIS had more than 53,000 full-time equivalent employees globally and nine non-employee directors.

23	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

dividend or dividend equivalent that may be paid to any one participant in any one fiscal year is $25,000,000.

Types of Awards

Following is a general description of the types of awards that may be granted under the Amended Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the committee, subject to limitations contained in the Amended Plan.

Stock Options. The committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) or a combination thereof under the Amended Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of our common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FIS or any subsidiary). Options will expire at such times and will have such other terms and conditions as the committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FIS or any subsidiary).

The exercise price of options granted under the Amended Plan may be paid in cash, by tendering previously acquired shares of common stock having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the committee consistent with applicable law or by a combination of any of the permitted methods.

Stock options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and are exercisable during a participant’s lifetime only by the participant. Stock options may not be transferred for consideration.

The committee may also award dividend equivalent payments in connection with a stock option.

Stock Appreciation Rights. SARs granted under the Amended Plan may be in the form of freestanding SARs (SARs granted independently of any option), tandem SARs (SARs granted in connection with a related option) or a combination thereof. The grant price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination of cash and shares, as determined by the committee. The committee may also award dividend equivalent payments in connection with SARs.

Restricted Stock. Restricted stock is an award of shares that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the committee, are satisfied. Holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

24	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Restricted Stock Units and Performance Shares. RSUs and performance shares represent a right to receive a share of common stock, an equivalent amount of cash, or a combination of shares and cash, as the committee may determine, if vesting conditions are satisfied. The initial value of an RSU or performance share granted under the Amended Plan shall be at least equal to the fair market value of our common stock on the date the award is granted. The committee may also award dividend equivalent payments in connection with such awards. RSUs may contain vesting conditions based on continued service or other conditions established by the committee. Performance shares may contain vesting conditions based on attainment of performance goals established by the committee in addition to service conditions.

Performance Share Units. PSUs are awards that entitle a participant to receive shares of common stock, cash or a combination of shares and cash if certain performance conditions are satisfied. The amount received depends upon the value of the performance units and the number of performance units earned, each of which is determined by the committee. The committee may also award dividend equivalent payments in connection with such awards.

Other Cash and Stock-Based Awards. Other cash and stock-based awards are awards other than those described above, the terms and conditions of which are determined by the committee. Specifically, the Amended Plan provides that other cash or stock-based awards that may be granted under the Amended Plan include, without limitation, the payment of cash or shares based on attainment of performance goals, the payment of shares as a bonus or in lieu of cash based on attainment of performance goals, the payment of shares in lieu of cash under other Company incentive or bonus programs, the right to purchase shares on the open market or from the Company at their then current fair market value (regardless of whether the shares are delivered immediately or on a deferred basis, or the payment for the shares is made directly or by giving up compensation that is otherwise due, for example, through payroll deductions), and matching programs whereby the Company either delivers additional shares (or makes cash payments that are used to purchase shares on the open market) to or for the benefit of participants who purchase shares pursuant to an employee stock purchase program. These awards may be granted under award agreements or through the establishment of a sub-plan or program, such as an ESPP program.

Dividend Equivalents. Dividend equivalents granted to participants will represent a right to receive payments equivalent to dividends with respect to a specified number of shares.

Limitation on Dividends and Dividend Equivalents. If dividends or dividend equivalents are granted with respect to awards, the dividends or dividend equivalents will be accumulated or reinvested and paid only after the vesting conditions are met.

Replacement Awards. Replacement awards are awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which we engage in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity are outstanding immediately prior to such transaction. Replacement awards shall have substantially the same terms and conditions as the award it replaces; provided, however, that the number of shares, the exercise price, grant price or other price of shares, any performance conditions, or the market price of underlying shares or per-share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the committee, in its sole discretion.

Performance Goals

With respect to awards intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, performance goals, which are established by the committee, will be chosen from among the following performance measures: earnings per share, economic value created, market share (actual or targeted

25	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

growth), net income (before or after taxes), operating income, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total shareholder return, relative total shareholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, sales goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events, including, for example, events affecting us or our financial statements or changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan. With respect to any awards intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, any such exception shall be specified at such times and in such manner as will not cause such awards to fail to so qualify.

Termination of Employment or Service

Each award agreement will set forth the participant’s rights with respect to the award following termination of employment or service.

Change in Control

Except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control (as defined below), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and SARs granted under the Amended Plan will become immediately exercisable, any restriction imposed on restricted stock, RSUs and other awards granted under the Amended Plan will lapse, and any and all performance shares, performance share units and other awards granted under the Amended Plan with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of the Amended Plan, the term “change in control” is defined as the occurrence of any of the following events:

●	an acquisition immediately after which any person, group or entity possesses direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or the Exchange Act) of 25% or more of either our outstanding common stock or our outstanding voting securities, excluding any acquisition directly from us, by us, or by any of our employee benefit plans and certain other acquisitions;

●	during any period of two consecutive years, the individuals who, as of the beginning of such period, constituted our Board, which we refer to as our incumbent Board, cease to constitute at least a majority of the Board, provided that any individual who becomes a member of our Board subsequent to the beginning of such period and whose election or nomination was approved by at least two-thirds of the members of the incumbent board will be considered as though he or she were a member of the incumbent board;

26	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

●	the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets unless (a) our shareholders immediately before the transaction continue to have beneficial ownership of 50% or more of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction of our common stock and outstanding voting securities; (b) no person (other than us, an employee benefit plan sponsored by us or the resulting corporation, or any entity controlled by us or the resulting corporation) has beneficial ownership of 25% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation’s outstanding voting securities; and (c) individuals who were members of the incumbent board continue to constitute a majority of the members of the board of directors of the resulting corporation; or

●	our shareholders approve a plan or proposal for the complete liquidation or dissolution of the Company.

Transferability

Awards generally will be non-transferable except upon the death of a participant, although the committee may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the committee may establish.

Deferrals

The committee may permit the deferral of vesting or settlement of an award and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral. Any such deferral and crediting will be subject to the terms and conditions established by the committee and any terms and conditions of the plan or arrangement under which the deferral is made.

Tax Withholding

We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Amended Plan. The committee may require or permit participants to elect that the withholding requirement be satisfied, in whole or in part, by having us withhold, or by tendering to us, shares of our common stock having a fair market value equal to the minimum withholding obligation or, in any case in which it would not result in additional accounting expense, taxes in excess of the minimum statutory withholding amounts.

Section 162(m)

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers, but previously contained an exception for certain performance-based compensation. The Tax Cuts and Jobs Act, signed into law in December 2017, eliminates the performance-based compensation exception to the Section 162(m) deduction limit, and such exception will no longer apply to awards granted under the Amended Plan for the 2018 tax year and later, unless the award qualifies for transitional relief available to certain arrangements in place as of November 2, 2017.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to options awarded under the Amended Plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

27	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

Consequences to the Optionholder

Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Amended Plan.

Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder’s employment with FIS. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of an NQSO will be subject to both wage and employment tax withholding if the optionholder is an employee.

The optionholder’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

Qualifying Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition. If the optionholder disposes of shares of common stock acquired upon the exercise of an ISO (other than in certain tax free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized in a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

Other Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of an NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of common stock were held for more than one year from the date such shares were transferred to the optionholder.

Alternative Minimum Tax. Alternative minimum tax, or AMT, is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income.

28	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

For AMT purposes, the spread upon exercise of an ISO (but not an NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to FIS

There are no federal income tax consequences to FIS by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

At the time the optionholder recognizes ordinary income from the exercise of an NQSO, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our tax reporting obligations. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

We will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO or upon a disqualifying disposition of an ISO. We will be required to withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income recognized by employee optionholders upon the exercise of an NQSO, but not upon a disqualifying disposition of an ISO.

Stock Appreciation Rights

A participant generally will not realize taxable income at the time an SAR is granted. Upon settlement of an SAR, the participant will recognize as ordinary income the amount of cash received or, if the right is paid in shares of our common stock, the fair market value of such shares at the time of payment. We will generally be allowed a tax deduction in the taxable year the participant includes the amount in income.

Restricted Stock

A participant generally does not realize taxable ordinary income as a result of receiving a restricted stock grant, and we are not entitled to a deduction for federal income tax purposes at the time of the grant, provided that the shares are not transferable and are subject to restrictions constituting a “substantial risk of forfeiture.” When the restrictions lapse, the participant will be deemed to have received taxable ordinary income equal to the fair market value of the shares underlying the award at the time of lapse. An amount equal to the compensation included in the participant’s income will generally be deductible by us in the taxable year of inclusion. The participant’s tax basis in the shares will be equal to the fair market value of such shares on the date the restrictions lapse. Any gain realized upon disposition of such shares is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long such shares were held following the lapse of the restrictions.

Under certain circumstances, a participant may, within thirty days after transfer of the restricted shares, irrevocably elect under Section 83(b) of the Code to include in the year in which such restricted shares are transferred as gross income, the fair market value of such shares, which is determined as of the date of transfer and without regard to any restriction other than a restriction that by its terms will never lapse. A copy of this election must be provided to us. The basis of such shares will be equal to the amount included in income. The holding period for capital gains purposes begins when the shares are transferred to the participant. If such shares are forfeited before the

29	Fidelity National Information Services, Inc.

PROPOSAL NO. 1: Election of Directors	PROPOSAL NO. 2: Advisory Vote on Executive Compensation	PROPOSAL NO. 3: Ratification of Independent Registered Public Accounting Firm	PROPOSAL NO. 4: Amendment and Restatement of 2008 Omnibus Incentive Plan

restrictions lapse, the forfeiture will be treated as a sale or exchange and no tax deduction will be allowed for the amount included in income as a result of the original election.

Restricted Stock Units, Performance Shares, Performance Units and Other Awards

Restricted stock units, performance shares, performance units and other awards granted under the Amended Plan are generally not subject to tax at the time of the award but are subject to ordinary income tax at the time of payment, whether paid in cash or shares of our common stock. With respect to such awards, we generally will be allowed a tax deduction for the amount included in the taxable income of the participant in the taxable year of inclusion.

Other Tax Consequences

The foregoing discussion is not a complete description of the federal income tax aspects of awards granted under the Amended Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

Subject to shareholder approval, the Amended Plan will become effective on May 30, 2018.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2008 OMNIBUS INCENTIVE PLAN.

30	Fidelity National Information Services, Inc.

Security Ownership of Certain Beneficial Owners,

Directors and Executive Officers

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the SEC, other publicly available information or information available to us. Percentage ownership in the following tables is based on shares of FIS common stock outstanding as of April 2, 2018. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of our common stock:

Name	Number of Shares Beneficially Owned	Percent of Class
Price (T. Rowe) Associates Inc.(1)	26,935,536	8.0%
The Vanguard Group(2)	23,854,988	7.14%
BlackRock, Inc.(3)	23,023,845	6.9%
Massachusetts Financial Services Company (“MFS”)(4)	19,428,393	5.8%

(1)	According to a Schedule 13G filed on February 14, 2018, Price (T. Rowe) Associates, Inc., a Maryland corporation, 100 E Pratt Street, Baltimore, MD 21202, has sole power to vote 8,008,566 shares and sole power to dispose or direct disposition of 26,935,536 shares.

(2)	According to a Schedule 13G filed on February 9, 2018, The Vanguard Group, Inc., a Pennsylvania corporation, 100 Vanguard Blvd., Malvern, PA 19355, has sole power to vote 470,189 shares, sole power to dispose or direct disposition of 23,302,625 shares, shared power to vote 92,208 shares, and shared power to dispose of 552,363 shares.

(3)	According to a Schedule 13G filed on January 29, 2018, BlackRock, Inc., a Delaware corporation, 55 East 52nd Street, New York, New York, 10055, has sole power to vote 20,069,233 shares and sole power to dispose or direct the disposition of 23,023,845 shares.

(4)	According to a Schedule 13G/A filed February 9, 2018, Massachusetts Financial Services Company (“MFS”), a Delaware corporation, 111 Huntington Avenue, Boston, MA. 02199, has sole power to vote 18,162,701 shares and sole power to dispose or direct disposition of 19,428,393 shares.

31	Fidelity National Information Services, Inc.

Security Ownership of Management and Directors

The following table sets forth information regarding beneficial ownership of our common stock by:

●	each director and nominee for director;

●	each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC; and

●	all of our current executive officers and directors as a group.

The information is not necessarily indicative of beneficial ownership for any other purpose. The mailing address of each director and executive officer shown in the table below is c/o Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.

Name	Number of Shares Owned	Number of Options(1)	Total	Percent of Total

Ellen Alemany	7,086	34,784	41,870	*

Marianne Brown (2)	100,686	174,081	274,767	*

Thomas M. Hagerty (3)	41,689	50,949	92,638	*

Keith W. Hughes (4)	23,545	44,193	67,738	*

David K. Hunt (5)	20,654	44,193	64,847	*

Anthony M. Jabbour (6)	213,700	636,879	850,579	*

Stephan A. James	29,498	44,193	73,691	*

Frank R. Martire (7)	703,838	731,473	1,435,311	*

Leslie M. Muma	12,125	34,962	47,087	*

Gary A. Norcross (8)	683,764	2,077,432	2,761,196	*

Michael P. Oates	84,654	307,921	392,575	*

Louise M. Parent	863	-	863	*

James B. Stallings	12,317	17,785	30,102	*

James W. Woodall	52,617	410,494	463,111	*

All current Directors and Officers (19 persons) (9)	2,048,123	4,829,376	6,877,499	2.08%

* Represents less than 1% of our common stock.

(1)	Represents shares that are subject to stock options that are exercisable on April 2, 2018 or become exercisable within 60 days after April 2, 2018.
(2)	Ms. Brown has unvested restricted stock units distributing on June 1, 2018 issued under the former SunGard Plan.
(3)	Mr. Hagerty, a current member of the FIS Board of Directors, is not running for re-election to the Board and his term will end as of the Annual Meeting.
(4)	Mr. Hughes holds 22,065 shares of phantom stock, with each share of phantom stock having the economic equivalent of one share of FIS common stock. Shares of phantom stock are payable in cash following Mr. Hughes’ termination of service as a director.
(5)	Included in this amount are 1,500 shares held by Mr. Hunt’s wife. Mr. Hunt holds 32,480 shares of phantom stock, with each share of phantom stock having the economic equivalent of one share of FIS common stock. Shares of phantom stock are payable in cash following the Mr. Hunt’s termination of service as a director.
(6)	Included in this amount are 30,325 shares held in a trust. Mr. Jabbour’s employment with FIS ended on March 31, 2018.
(7)	Included in this amount are 607,915 shares held in trust. Mr. Martire, a current member of the FIS Board of Directors, is not running for re-election to the Board and his term will end as of the Annual Meeting.
(8)	Included in this amount are 377,157 shares held in a trust.
(9)	None of the shares held by the current Directors and Officers have been pledged.

32	Fidelity National Information Services, Inc.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2017 about our common stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (2)(3)
Equity compensation plans approved by security holders	12,277,765	$59.94	10,650,550
Equity compensation plan not approved by security holders(4)	2,604,921	$72.40	6,709,113
Total	14,882,686	$62.12	17,359,663

(1)	Weighted-average exercise price excludes the performance shares, as they do not have exercise prices.

(2)	As of December 31, 2017, in addition to being available for issuance pursuant to the exercise of options, warrants or rights, the 10,650,550 shares under the amended and restated Fidelity National Information Services, Inc. 2008 Omnibus Incentive Plan were also available for issuance in the form of restricted stock, restricted stock units, performance shares, performance units, or other stock-based awards.

(3)	The table also does not include options to purchase 47,262 shares, at a weighted average exercise price of $13.48, and restricted stock units with respect to 361,862 shares, all of which were granted under plans assumed in connection with the SunGard and other acquisition transactions. No more grants may be made under these assumed plans.

(4)	On November 30, 2015, in conjunction with the SunGard acquisition, the Company registered an additional 10.0 million shares, representing the remaining shares available for issuance under the SunGard 2005 Management Incentive Plan, as amended (“the SG Plan”), immediately prior to the consummation of the acquisition. In accordance with New York Stock Exchange rules, no shareholder approval was required for the listing of these shares. These shares are available for grant under the Omnibus Plan to legacy SunGard employees and FIS employees hired after the acquisition.

33	Fidelity National Information Services, Inc.

Certain Information About Our Executive Officers

The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. There are no family relationships among the executive officers, directors or nominees for director.

Name	Position with FIS	Age
Gary A. Norcross	President and Chief Executive Officer	52
Marianne C. Brown	Corporate Executive Vice President, Co-Chief Operating Officer	59
Bruce F. Lowthers	Corporate Executive Vice President, Co-Chief Operating Officer	53
Marc M. Mayo	Corporate Executive Vice President, Chief Legal Officer & Corporate Secretary	63
Gregory G. Montana	Corporate Executive Vice President, Chief Risk Officer	49
Michael P. Oates	Corporate Executive Vice President	58
James W. Woodall	Corporate Executive Vice President, Chief Financial Officer	48
L. Denise Williams	Corporate Executive Vice President, Chief People Officer	57
Kathleen T. Thompson	Corporate Senior Vice President, Chief Accounting Officer and Controller	52

Marianne C. Brown

has served as Corporate Executive Vice President, Co-Chief Operating Officer since the FIS acquisition of SunGard on December 1, 2015. Ms. Brown served as Chief Operating Officer at SunGard from February 2014 until December 2015. Prior to joining SunGard, Ms. Brown served as President and Chief Executive Officer of Omgeo from 2006 to 2014, and prior to that she was the Chief Executive Officer of the Securities Industry Automation Corporation. Ms. Brown began her career in 1978 at Automatic Data Processing (“ADP”). Throughout her 26 years at ADP, she held positions of increasing responsibility in various areas in customer service, account management and sales, operations, technology and development.

Bruce F. Lowthers

has served as Corporate Executive Vice President, Co-Chief Operating Officer of the Integrated Financial Solutions segment of FIS since January 12, 2018. Mr. Lowthers served as Executive Vice President of the Global Payments Division of FIS from January 2015 until January 2018. Mr. Lowthers served as Executive Vice President of Retail Payments from January 2013 until January 2015 and head of product sales and global sales operations from September 2008 until January 2013. Mr. Lowthers was General Manager of the Global Payments Software business from August 2007 through August 2008. Prior to joining FIS, Mr. Lowthers held the position of Senior Vice President of Community Markets for eFunds, where he was responsible for all payment and risk products. Mr. Lowthers also held executive officer positions at four Start-up companies prior to joining eFunds.

34	Fidelity National Information Services, Inc.

Marc M. Mayo

has served as Corporate Executive Vice President and Chief Legal Officer since December 2015. On February 1, 2018, he was also named Corporate Secretary. Prior to December 2015, he served as Deputy General Counsel-Corporate, and Associate General Counsel-Corporate and M&A, from his date of hire with FIS on August 1, 2012. Prior to joining FIS, he was a shareholder with the law firm of Rogers Towers, P.A., during which time, his clients included FIS. Prior to that, he was Senior Vice President and General Counsel of AccuStaff, a publicly traded staffing company that has since been purchased by Adecco.

Gregory G. Montana

has served as Corporate Executive Vice President and Chief Risk Officer since joining FIS in April 2012. Before joining FIS, he served as Senior Vice President and Senior Operational Risk Executive for Bank of America from 2010 to 2012. Prior to that, he held the positions of Senior Director, Global Risk Operations at PayPal™, Inc. from November 2009 to March 2010 and Director, Operational, Credit and Compliance Risk for Lloyds Banking Group, PLC from 2007 to 2009.

Michael P. Oates

served as Corporate Executive Vice President, Chief Administrative Officer and Corporate Secretary from December 1, 2015 until February 1, 2018. From that date until his announced retirement date of May 1, 2018, Mr. Oates has served, and will serve, as a Corporate Executive Vice President in a transitional role. Mr. Oates served as Corporate Executive Vice President, General Counsel and Corporate Secretary from February 2013 until December 2015. He served as Corporate Executive Vice President, Chief Human Resources Officer from October 2009 to February 2013, Executive Vice President, Human Resources from February 2008 to September 2009, and Senior Vice President, Human Resources since joining FIS in September 2007.

L. Denise Williams

has served as Corporate Executive Vice President and Chief People Officer since joining FIS in April 2016. Prior to joining FIS, she spent 15 years with the IBM Corporation in several senior-level human resources roles, rising to the position of Vice President, Human Resources-North America Sales and Distribution. From 1987 to 2001, Ms. Williams held a variety of management positions in human resources with Coopers & Lybrand, First Data Corporation and Alliance Bernstein.

James W. Woodall

has served as Corporate Executive Vice President, Chief Financial Officer since March 2013, and prior to that, as Senior Vice President, Chief Accounting Officer and Controller of FIS since July 2008. Mr. Woodall previously served as Vice President, Finance of Eclipsys Corporation beginning in 2007. Prior to Eclipsys, Mr. Woodall was the Executive Director and Controller of AT&T Inc.’s SouthEast region and held finance roles of increasing responsibility since 2001. Prior to AT&T Inc., Mr. Woodall worked for PricewaterhouseCoopers, serving technology and communications clients.

Kathleen T. Thompson

has served as Corporate Senior Vice President, Chief Accounting Officer at FIS since November 2016. Prior to that, Ms. Thompson served as the FIS Chief Audit Executive since joining FIS in 2011. Prior to joining FIS, Ms. Thompson served as Florida Practice Leader for Experis™ Finance, and as Managing Director at Protiviti® Inc., a global consulting firm. From 1997 to 2002, Ms. Thompson served at Arthur Andersen, then a Big 5 accounting firm, and from 1988 to 1997 held various accounting and internal audit roles at Danka Business Systems and NationsBank.

35	Fidelity National Information Services, Inc.

EXECUTIVE SUMMARY
Compensation Philosophy

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives, thereby creating value for our shareholders. Our compensation programs are grounded on the concept of paying for performance and intended to foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.

Accordingly, our named executive officers’ 2017 cash incentives under our annual incentive plan were tied directly to the achievement of pre-established, objective goals relating to three key measures of our success: revenue; earnings before interest, taxes, depreciation and amortization (“EBITDA”); and earnings per share (“EPS”). Further, the vesting of long-term incentives, in the form of FIS equity, was tied directly to annual EBITDA achievement.

Our compensation programs are designed to attract and retain high-performing executives and key employees, as there is significant competition in our industry for talent. We accomplish these objectives by providing our executives with total target compensation that is competitive relative to the compensation paid to similarly situated executives at similarly sized companies. We believe that this is critical to our effort to motivate, reward and retain those individuals with the leadership abilities and skills necessary for achieving our ultimate objective: the creation of long-term shareholder value.

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2017 Highlights

●	After closing the largest acquisition in Company history in November 2015, FIS maintained its aggressive focus on integrating the SunGard assets and operations through 2017. The results of this effort included 28.5% adjusted EBITDA growth and margin expansion of 760 bps in our Global Financial Solutions (“GFS”) segment, on a pro forma basis, and the achievement of more than $325 million in annual cost savings.

●	In 2017, FIS reported full year revenue of $9.12 billion, in line with guidance, adjusted EBITDA of $3.07 billion with 240 bps in margin expansion, and adjusted EPS growth of 16%.

●	This strong performance generated a 26% total shareholder return (“TSR”) in 2017 and a two year aggregate TSR of 60%, which outpaced our peer group and the S&P 500.

●	With a continued commitment to maintaining investment grade ratings of BBB/Baa2, FIS paid off $1.9 billion in debt in 2017, ending the year with a debt-to-EBITDA leverage ratio of 2.8. Our strong free cash flow and capital management allowed us to raise the dividend by 10% in 2018 and re-enter the market for share buy-back in Q4 2017, all while being well-positioned for future strategic M&A opportunities.

●	In 2017, we executed a series of divestitures of non-strategic businesses. These included our Capco and Risk consulting businesses, as well as two former SunGard businesses: Public Sector and Education, and Ambit Private Banking. These divestitures raised over $1.3 billion in cash, which was used to pay down debt. The divestitures also streamlined our operations and focus in each of our Integrated Financial Solutions (“IFS”) and Global Financial Solutions (“GFS”) segments.

In this compensation discussion and analysis, we provide an overview of our named executive officers’ 2017 compensation, including the objectives of our compensation programs and the principles upon which our compensation program and decisions were based. In 2017, our named executive officers were:

Gary A. Norcross, President and Chief Executive Officer;

Marianne Brown, Corporate Executive Vice President and Co-Chief Operating Officer;

Anthony M. Jabbour, Corporate Executive Vice President and Co-Chief Operating Officer;(1)

Michael P. Oates, Corporate Executive Vice President and Chief Administrative Officer; and

James W. Woodall, Corporate Executive Vice President and Chief Financial Officer.

(1) Mr. Jabbour resigned his employment with FIS, effective on March 31, 2018.

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Compensation Objectives

Our Compensation Programs Support Our Corporate Strategy and Business Objectives

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives and thereby create value for our shareholders. We seek to achieve this goal by:

●	tying a significant majority of our named executive officers’ compensation to our corporate financial performance and the creation of shareholder value;

●	structuring our performance-based programs to focus our named executive officers on attaining key goals that are aligned with and support our strategic business objectives, which, in turn, drive growth in shareholder value;

●	recognizing our executives’ leadership abilities, scope of responsibilities, experience, effectiveness, and individual achievements; and

●	attracting, motivating, and retaining a highly qualified and effective global management team that can deliver superior performance and build long-term shareholder value.

As the past three years have demonstrated, our compensation programs are tied directly to company performance. In 2015, when the company failed to achieve the minimum EBITDA target established by our annual short-term incentive plan, the Compensation Committee directed that no annual bonus payments be made to the executive officers. Further, the Compensation Committee dramatically reduced the annual equity grants made to executive officers in November 2015, which resulted in executive officers receiving annual grants that were 40% lower than their 2014 grants. In 2016, the company moved its annual grant process to Q1. At that point, the Compensation Committee approved a modest increase in grants for the executive officers (approximately 25% over the 2015 grant), declining to restore the 2014 grant levels until performance had been re-established. At the conclusion of the year, audited financial statements proved that the company had an extraordinary year in 2016. That exceptional performance drove 27% in total shareholder return (“TSR”) for the year and earned the executive officers a payout in excess of target for their 2016 short-term incentive.

In 2017, the Compensation Committee approved equity grants for the executive officers that, for all but the CEO, remained below the 2014 grant levels. Because the CEO alone fell well below the 50th percentile in peer group total compensation, his grant was raised to a level modestly above the 2014 grant (which placed him at the 50th percentile of the peer group).

The Compensation Committee and the management team believe that this direct link between company performance and our compensation plans is critical to driving our ultimate corporate strategy of creating above-market value for our shareholders. We also believe that our track record of outpacing our peers over the three- and five-year measurement periods and the S&P 500 over the one-, three- and five-year measurement periods validates our philosophy and approach to executive compensation.

Total Shareholder Return

	1 Year	3 Year	5 Year
FIS	26%	58%	193%
Peer Group	33%	50%	141%
S&P 500	19%	30%	87%

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Compensation Governance

Our Compensation Committee takes a proactive role in governance, continually reviewing our compensation programs and making adjustments that they believe to be in the best interests of the Company and our shareholders. As part of this process, our Compensation Committee reviews compensation trends and considers what is thought to be current best practice by independent groups, with the goal of continually improving our approach to executive compensation.

Results of 2017 Vote on Executive Compensation

At our 2017 annual meeting of shareholders, we held a non-binding advisory vote on the compensation of our named executive officers as disclosed in the 2017 proxy statement and 83% of the shares voted at our 2017 shareholders’ meeting approved our “say-on-pay” proposal. Our Compensation Committee considered the results of the 2017 say-on-pay vote and retained our compensation structure, which focuses our named executive officers on achieving our business objectives and maximizing shareholder value.

Significant Long-Term Stock Ownership Creates a Strong Tie to Our Shareholders

Our named executive officers and our Board of Directors hold significant long-term investments in the Company. Collectively, as reported in the Security Ownership of Management table on page 32, they beneficially own 2,048,123 shares of our common stock and options to acquire an additional 4,829,376 shares of common stock. The fact that our executives and directors maintain such a large investment in our stock is reflective of our Company culture and our compensation philosophy. Management’s sizable investment in our stock aligns their individual economic interests directly with the interests of our shareholders. This promotes teamwork among our management team and strengthens the team’s focus on achieving long-term results and increasing shareholder return.

We have formal stock ownership guidelines for all corporate officers, including our named executive officers and members of our Board, to encourage these individuals to hold a multiple of their base salary (or annual retainer) in our common stock. Shares of restricted stock and intrinsic value in excess of exercise price of stock options count toward meeting the guidelines. Each new executive officer and director has four years to meet the guidelines. The guidelines are as follows:

Position	Minimum Aggregate Target	Minimum Ownership Value

President and Chief Executive Officer	10 × base salary	$12,000,000

Chief Financial Officer	3 × base salary	$2,100,000

Other Officers	2 × base salary	$1,400,000

Members of the Board	5 × annual cash retainer	$400,000

Each of our named executive officers met the stock ownership guidelines as of December 31, 2017.

Each of our non-employee directors, other than Ms. Parent, who joined the Board in 2017, met the stock ownership guidelines as of December 31, 2017.

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Hedging and Pledging Policy

In April 2013, our Board adopted a hedging and pledging policy that prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct, holding FIS securities in margin accounts, or pledging them as collateral for loans. The Board adopted this policy in order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk taking.

Clawback Policy

In December 2010, our Compensation Committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. In addition to this policy, our annual incentive plan gives our Compensation Committee complete discretion to reduce or eliminate annual incentives that have not yet been paid. There were no clawbacks made in 2017.

Benefits

We provide retirement and other benefits to our U.S. employees under a number of benefit plans. Our named executive officers generally participate in the same benefit plans as our other employees. All employees in the United States, including our named executive officers, are eligible to participate in our health and welfare plans, as well as our 401(k) plan and Employee Stock Purchase Plan.

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In recent years, our Compensation Committee,

or the full Board, has taken the following

actions with regard to governance:

Improvements Made by the Compensation Committee

●	significantly increasing the stock ownership guidelines for executive officers;

●	for grants prior to 2018, including multi-year performance-based vesting conditions in grants of restricted stock and stock options;

●	beginning with the 2018 grants, adopting multi-year relative Total Shareholder Return (“TSR”) performance vesting criteria for performance share unit grants, comparing FIS performance to that of the S&P 500 annually and providing a range of achievement from 0 to 150% of the target grant value;

●	enhancing the officer holding period requirement, such that officers must hold 50% of restricted shares from the date of vesting, or from the date of acquisition by exercise of vested stock options (net of any shares required to be sold to satisfy taxes due from the exercise), until such time as the officer’s total equity holdings satisfy the equity ownership guidelines;

●	adoption of a hedging and pledging policy that prohibits transactions in the Company’s securities that could create heightened legal risk and/or the appearance of inappropriate conduct by the Company’s executive officers or directors;

●	setting a high ratio of performance-based compensation to total compensation, and a low ratio for fixed benefits/perquisites (non-performance-based compensation);

●	achieving a high level of disclosure transparency, where our shareholders have the ability to understand fully our executive compensation programs and associated performance measures used under those programs;

●	using independent consulting firms for comparing our executive compensation to peers and market practices;

●	adopting a policy that applies to all officers and directors that allows the Company to claw-back any overpayments of incentive-based or stock-based compensation;

●	requiring that any dividends or dividend equivalents on restricted stock and other awards, including performance-based awards, be subject to the same underlying vesting requirements applicable to the awards—that is, no payment of dividends or dividend equivalents unless and until the award vests;

●	completing an annual compensation risk assessment, as required by SEC rules;

●	not adding back to our Plan’s share reserve shares that are held back, tendered or returned to cover the exercise price or tax withholding obligations with respect to awards under our equity incentive plan or shares that we purchase on the open market using cash proceeds from option exercises; and

●	recommending to the shareholders (in this Proxy Statement) that the Omnibus Plan’s provisions relating to the prohibition on repricing of stock options and stock appreciation rights and share reserve counting mechanics be revised to conform to current best practices.

Other governance-related actions taken in recent years by our Board of Directors include the following:

●	amending our Articles of Incorporation to eliminate all supermajority voting requirements;

●	amending our Articles of Incorporation to provide for the annual election of all directors;

●	amending our Bylaws to create a Proxy Access right for shareholders;

●	in filling the last three Board vacancies, recruiting two highly qualified female Directors (Ellen Alemany and Louise Parent) and one highly qualified minority Director (James Stallings); and

●	appointing a Lead Independent Director to replace Richard Massey, who retired from the Board in May 2017.

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What We Do	What We Do Not Do

Deliver the majority of executives’ total compensation in the form of at-risk, performance-based compensation	Provide guaranteed short-or long-term incentives

Beginning in 2018, utilize relative performance-based vesting requirements for the majority of our equity awards, in the form of performance stock units	Provide tax gross-ups of payments or perquisites

Require our executives and directors to satisfy rigorous stock ownership guidelines	Provide significant perquisites

Maintain a clawback policy	Maintain any form of supplemental executive retirement plan (SERP)

Prohibit officers from engaging in hedging transactions in FIS stock or pledging FIS stock	Reprice or exchange underwater options

Compensation Elements

Components of 2017 Total Compensation and Pay Mix

We compensate our executives primarily through a mix of base salary, annual cash incentives, and long-term equity-based incentives. We also maintain standard employee benefit plans for our employees and executive officers. Some executive officers, including our named executive officers, may also receive limited additional benefits. The compensation earned by our named executive officers in 2017 consisted of the following:

Compensation Component	Purpose of the Compensation Component

Base Salary	Salary provides a level of assured, regularly paid, cash compensation that is competitive and reasonable.

Annual Cash Incentive	Annual cash incentives motivate our named executive officers to achieve or exceed our in-year plan and help to attract and retain key executives.

Performance-Based Restricted Stock

Performance-based restricted stock helps to tie our named executive officers’ long- term financial interests to the Company’s operating income performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.

Performance-Based Stock Options

Performance-based stock options also help to tie our named executive officers’ long-term financial interests to the Company’s operating income performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation. Because the purchase price of our stock options is equal to the Fair Market Value on the date of the grant, stock options are worth nothing unless our stock price rises after being granted.

Executive Officer Benefits & Other Compensation

Our named executive officers participate in company-wide employee benefit programs. For security reasons and to make travel more efficient and productive for our named executive officers, they are also eligible to travel on the Company’s aircraft. Benefits and perquisites, in the aggregate, represent less than 5% of total compensation.

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A significant portion of each named officer’s total compensation was based on performance-based cash and stock incentives that are tied to our financial performance. The following chart shows the allocation of 2017 Total Compensation reported in the Summary Compensation Table among the various components:

2017 Total Compensation

The allocation of our named executive officers’ compensation among the various compensation elements has generally been consistent from year to year. The allocation each year, however, is not formulaic. Instead, it reflects our Compensation Committee’s business judgment regarding the best allocation of compensation based on a number of objective and subjective factors, including marketplace data provided by our Compensation Committee’s consultant, Mercer; an assessment of each executive’s level of responsibility; the individual skills, experience and contribution of each executive; and the ability of each executive to impact company-wide performance and create long-term shareholder value.

In 2018, the Company adopted the use of relative TSR performance metrics for vesting the performance share units (“PSUs”) that make up a majority of each named executive officer’s 2018 annual equity grant. Each tranche of the PSUs vest in a range of 0 to 150% of the target value each year, based on the Company’s TSR performance as compared to the S&P 500.

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Compensation Process

Base Salary

Although the emphasis of our compensation program is on performance-based, at-risk pay, we provide our named executive officers with base salaries that are intended to ensure a level of regularly paid, cash compensation that is competitive and reasonable. Our Compensation Committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our Compensation Committee considers the peer group and market compensation data provided by the committee’s independent consultants, as well as a number of qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance.

In 2017, certain of our named executive officers received increases in annual salary as a result of market adjustments and/or the assumption of greater responsibility.

In recognition of the broader responsibility brought on by the addition of the SunGard businesses, which brought the Company’s total revenues to in excess of $9 billion, and to help bring the Chief Executive Officer’s total compensation closer to the median of the peer group, Mr. Norcross’ base salary was increased from $1 million to $1.2 million and his target bonus was increased from 225% to 250% of base salary.

For the same reasons as with Mr. Norcross, Mr. Woodall’s base salary was increased from $605,000 to $675,000 and his target bonus was increased from 150% to 160% of base salary.

The two Co-Chief Operating Officers’ base salaries remained unchanged at $700,000, but their target bonus was increased modestly from 150% to 160% of base salary.

In recognition of the expansion of his role as Chief Administrative Officer and to bring his base salary closer to the peer group median, Mr. Oates’ base salary was increased from $522,500 to $650,000 and his target bonus was increased from 130% to 135% of base salary.

Annual Performance-Based Cash Incentive

In the first quarter of each fiscal year, our Compensation Committee approves the fiscal year performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range for maximum and threshold performance. The target incentive for each named executive officer in 2017 was as stated above.

We award annual cash incentives based upon the achievement of pre-defined business and financial objectives that are specified in the first quarter of the year. The annual cash incentive program plays an important role in our approach to total compensation. It motivates participants to improve the Company’s performance for a fiscal year, and it requires that we achieve defined annual financial performance goals based on audited financial results before participants become eligible for an incentive payout. We believe that achieving our annual business and financial objectives is important to executing our business strategy, strengthening our products and services, improving customer satisfaction, gaining new customers and delivering long-term value to shareholders. In addition, the annual cash incentive program helps to attract and retain a highly-qualified management team and to maintain a market-competitive compensation program.

No annual incentive payments are due to a named executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level. In addition, the financial performance measures under the plan are derived from our annual financial statements included in our Form 10-K, which are audited by our independent registered public accounting firm, KPMG LLP. Annual incentive plan payments are made after completion of the audit.

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2017 Performance Goals and Results

As was the case in previous years, the three performance measures chosen by the Compensation Committee for 2017 were revenue, EBITDA, and earnings per share. These three performance measures are among the most important measures in evaluating the financial performance of our business, and they can have a significant impact on our share price and the investment community’s future expectations. The three measures, when combined with the strong focus on long-term shareholder return created by our equity-based incentives and significant stock ownership by our named executive officers, also provide a degree of checks and balances that requires our named executive officers to consider both short-term and long-term performance when making decisions. All three measures are based on figures communicated to the investment community. Consequently, the annual incentive performance targets are synchronized with shareholder expectations, desired increase in our stock price, our annual budget, and our long-term financial plan.

We believe that the performance measures used for our annual incentives, together with the equity-based incentives and high stock ownership by our named executive officers, provide a high level of objectivity and transparency and a good balance that focuses our named executive officers on achieving short-term goals while not encouraging behavior that could be detrimental to delivering sustainable, long-term value. When establishing the performance measures and goals for the 2017 annual incentive awards, management and our Compensation Committee considered the following key factors:

●	consistency among the 2017 performance targets and the 2017 business plan;

●	the 2017 performance targets as compared to the 2016 performance targets and 2016 actual performance;

●	alignment of the 2017 performance targets with our guidance to investors;

●	the significant challenge presented to reach the target goals and the extraordinary achievement required to earn a maximum payout; and

●	the effect that reaching or exceeding performance targets would have on our growth and margins.

In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	How Calculated	Reason for Use

Adjusted Revenue	Based on GAAP revenue as reported in the Annual Report on Form 10-K, adjusted for the impact of acquisitions and foreign exchange rates.	Revenue is an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and services. Revenue is widely followed by shareholders.

Adjusted EBITDA	GAAP Operating Income, excluding depreciation and amortization expense from continuing operations and adjusted for certain other non-recurring revenue and expense items in GAAP Operating Income as well as foreign exchange rates.	EBITDA reflects our operating strength and efficiency. It also reflects our ability to convert our revenue into operating profits for shareholders. EBITDA is a common basis for enterprise valuation by investment analysts and is widely followed by shareholders.

Adjusted EPS	Fully diluted GAAP EPS from continuing operations attributable to FIS common shareholders, adjusted to add back the impact of divestitures, restructuring costs, acquisition, integration and severance costs and purchase price amortization.	Adjusted EPS and EPS growth aligns with value creation for our shareholders. It is a valuation widely followed by shareholders and analysts.

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As applicable, we adjust our performance metrics to eliminate certain financial impacts of new accounting pronouncements, restructuring expense, mergers, including non-recurring deal-related costs, acquisitions, and divestitures, including restructuring and integration charges, the impact of purchase accounting on deferred revenue, impairment charges, and transaction costs. We also adjust the performance to eliminate non-budgeted discontinued operations and the impact of changes in foreign currency from budgeted rates and current period acquisitions. We make these adjustments because we do not think our named executive officers’ compensation should be impacted by events that do not reflect the underlying operating performance of the business. In 2017, we made the following adjustments to the revenue and EBITDA results (reflected in millions):

	Results before Adjustment	Foreign Exchange	Divestitures	Mergers and Acquisitions, Severance and Restructuring	Adjusted Results
Revenue	$9,123	$(86)	$297	$7	$9,341
Adjusted EBITDA	$2,883	$(1)	$51	$185	$3,118
Adjusted EPS	$3.93	$(.04)	$.04	$.49	$4.42

As was the case in 2015, no annual incentive payments are due to a named executive officer if the pre-established, threshold performance levels are not met. In addition, if actual EBITDA results fell below the threshold EBITDA set for the 2017 plan, $2,982 million, then our Compensation Committee had discretion not to pay out the 2017 annual bonus for all officers, regardless of the results for revenue and EPS. If the target level performance goals are attained, our named executive officers earn an annual incentive equal to their annual incentive target opportunity. If the threshold performance goal is attained, 50% of the target opportunity is earned, and if maximum performance goal is attained or exceeded, 200% of the target opportunity is earned. For performance between the threshold and maximum level goals, the percentage of the target award earned is interpolated. Payments are capped at the maximum performance payout level.

The table below lists the performance goals and results for 2017.

		Performance Goal (Revenue and Adjusted EBITDA in Millions)
	Weight	Threshold	Target	Maximum	Adjusted Results	Payout Factor
Revenue	30%	$9,088	$9,369	$9,603	$9,341	95%
Adjusted EBITDA	30%	$2,982	$3,074	$3,167	$3,118	148%
Adjusted EPS	40%	$4.08	$4.21	$4.34	$4.42	200%
Combined Payout Factor	—	—	—	—	—	153%

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Special Compensation Programs: The SunGard Synergy Bonus Program

Strategic acquisitions are an important element of our long-term growth strategy. As a result, when a strategic acquisition occurs, we often design incentive programs tied to specific performance objectives related to that acquisition. Aligning specific incentives to these inorganic growth initiatives increases the focus on and achievement of acquisition-related synergies, which, in turn, maximize the earnings potential of the Company. Historically, these synergy bonus programs have resulted in FIS exceeding the synergy goals committed to the investment community and the rating agencies at the time the deals are closed. The fact that FIS can be relied upon to deliver on its cost take-out and operational integration targets is a fundamental reason why our largest investors have such confidence in our ability to execute strategic, transformational acquisitions.

Each executive’s execution on his or her individual synergy plan is not only a critical component of the deal’s success, it is also a difficult and time-consuming responsibility that is in addition to their already demanding day-to-day role. In this instance, we challenged each participant in the SunGard Synergy Bonus Program with extremely aggressive cost targets and timelines, while holding each executive accountable to deliver on his or her 2017 plan. Both were critical to our success in 2017, and one did not compensate for the other. As in the past, the SunGard Synergy Bonus Program proved to be a very successful way of incenting executives to accept the increased demand placed upon them and drive the creation of extraordinary long-term value for our shareholders.

In October 2015, the Compensation Committee approved the one-time SunGard Synergy Bonus Program for executive officers and key senior managers who would play critical roles in driving the reduction of costs necessary to meet the expectations of the investor community following the close of the SunGard acquisition. Identifying and executing upon these operational synergies accelerate the accretive nature of the acquisition and, due to the ongoing nature of the savings, return billions of dollars in enterprise value to the shareholders. The performance period of the bonus program ran from September 1, 2015 to December 31, 2017. Synergy savings were defined as annualized expense savings from specific actions taken in relation to the acquisition of SunGard. Synergy savings were tracked as the actions were taken and the savings were validated by the Finance Department. All synergy calculations were then reviewed and certified by an independent accounting firm, PricewaterhouseCoopers, before incentive payments were made. The program had a synergy cost savings target of $200 million in annual run rate, with a minimum of $150 million and a maximum of $325 million. At the time we announced the acquisition of SunGard, the Company informed the investment community and our shareholders that we would target a total of $200 million in annual run rate cost savings by the end of 2017. At the end of 2016, we increased our commitment to greater than $275 million and, in 2017, we raised that commitment one final time to exiting 2017 with annual run rate savings of greater than $325 million. These updates to the investment community were issued as part of our quarterly guidance. They did not change the targets or the payout opportunities under the Synergy Bonus Plan.

All of our named executive officers participated in the plan, with minimum, target and maximum total incentive opportunities over the entire 29-month performance period as follows: Mr. Norcross, $2,650,000/$6,225,000/$18,4 50,000; Mr. Woodall, Mr. Jabbour and Ms. Brown, $1,500,000/$3,600,000/$10,800,000; and Mr. Oates, $1,150,000/$2,625,000/$7,725,000. In 2017, the Compensation Committee authorized two payments under this plan. The first occurred in April 2017, when synergy savings of $279 million had been verified by PwC, and the second in October 2017, when synergy savings in excess of $325 million had been verified. At this point, the maximum synergy savings under the plan had been exceeded and the plan was terminated. In total, the named executive officers earned the following SunGard Synergy Bonuses in 2017: Mr. Norcross, $11,110,500; Mr. Woodall, Mr. Jabbour and Ms. Brown, $6,498,000; and Mr. Oates $4,787,550.

Using a multiple assumption of 13 times EBITDA, by exceeding the maximum synergy savings of $325 million contemplated by the plan, over $4.2 billion in enterprise value was created. The named executive officers earned $59.4 million in incentives for the duration of the plan — approximately 1.3% of the $4.2 billion in enterprise value created. Management believes that this synergy incentive plan is the foundation of what has been a phenomenally successful acquisition and integration of SunGard. Since the close of that acquisition, the legacy SunGard businesses have enjoyed 8% organic revenue growth, 27% adjusted EBITDA growth and 760 bps in margin expansion.

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The following chart compares synergy bonuses for named executive officers to cost takeouts and enterprise value created.

Long-Term Equity Incentives

In 2017, we continued to use performance-based vesting for both restricted stock and stock option grants. For years, our approach to the vesting of long-term equity incentives has included two primary elements: (1) performance-based restricted stock that vests and is earned based on a minimum EBITDA achievement in each of the three calendar years covered by the grant and continued employment through each year, and (2) performance-based stock options, that vest and are earned based on a minimum EBITDA achievement in each of the three calendar years covered by the grant and continued employment through each year. For the 2017 grants, the EBITDA vesting trigger for restricted stock and stock options was $2.75 billion in each of 2017, 2018 and 2019.

We adopted these performance vesting requirements because we believe that performance goal setting helps to maintain the rigor and strategic alignment of the incentive program with the Company’s business plan each year. As evidenced by the past two years, the annual cash incentive plan is based on aggressive EBITDA targets and can be quite volatile. Because FIS remains active with strategic acquisitions and divestitures, setting multi-year financial objectives is very challenging. Acquisitions are quickly folded in and, as evidenced this year, the timing of divestitures cannot be predicted. Each of those facts make it very difficult to isolate the stand-alone performance of the legacy company. As a result, we believe that the annual measurement of a constant EBITDA target for three years under the equity plan is appropriate and sufficiently rigorous to achieve that program’s primary goal: the long-term stability and retention of our key officers and executives.

Each form of equity is also subject to a time-based vesting requirement, whereby each grant vests ratably over three years on the anniversary date of the grant, if the EBITDA performance vesting hurdle has been satisfied.

We selected EBITDA as the performance measure for the performance-based equity awards because we believe the level of EBITDA we achieve reflects the quality of our products and services and our operating strength and efficiency, and has a significant impact on long-term stock price and the investing community’s expectations. EBITDA is also a significant factor in our ability to support long-term debt. For purposes of the performance-based equity awards, EBITDA means our operating income determined in accordance with GAAP as reported in our financial statements, excluding depreciation and amortization, merger and acquisition-related costs, asset impairment charges and other non-GAAP adjustments that we make in our business plan (such as exclusion of prospective merger and acquisition costs and divestiture, currency, and accounting adjustments, over the existing five-year plan expense), with the goal being to measure on a consistent basis our performance against the existing business plan. Our Compensation Committee will evaluate whether the EBITDA goal has been achieved following the completion of our audit for the calendar years ending December 31.

We also believe that it is appropriate to use an EBITDA performance target in both short- and long-term incentive plans. EBITDA reflects our operating strength and efficiency, as well as our ability to convert revenue into operating profits for our shareholders. EBITDA is commonly relied upon as the basis for enterprise valuation by investment analysts and it is widely followed by our shareholders. By using it as a key component in our annual cash incentive program, we incent officers and key managers to drive short-term profitability and cash flow. By using it in the long-

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term incentive plan, we incent grant recipients to ensure profitability and cash flow results are delivered over the long term, resulting in short-term decisions on investment and operations being balanced with a longer-term view of profitability and cash flow.

As discussed earlier, we use stock ownership guidelines to complement our long-term equity incentives, so executives maintain a strong link to the interests of shareholders and to the movements in our stock price. In 2017, we used the Amended and Restated FIS 2008 Omnibus Incentive Plan, which we refer to as the Plan, for long-term incentive awards. We do not attempt to time the granting of awards to any internal or external events.

We intend for our performance-based restricted stock awards to:

●	tie named executive officers’ long-term financial interests to the Company’s operating income performance and to the long-term financial interests of shareholders, further aligning the interests of executive officers with the interests of shareholders;

●	retain the named executive officers through the vesting period; and

●	maintain market-competitive levels of total compensation.

We intend for our stock option awards to:

●	tie named executive officers’ long-term financial interests to the Company’s operating income performance;

●	enhance the link between creating shareholder value and long-term incentive compensation, because the executive realizes value from options only to the extent the value of our stock increases after the date of the option grant;

●	retain the named executive officers through the three-year vesting period and the seven-year exercise period; and

●	maintain market-competitive levels of total compensation.

The stock options were awarded with an exercise price equal to the fair market value of a share of our common stock on the date of grant. The options have a seven-year term. We do not engage in “backdating” or re-pricing of stock options, as our stock plan prohibits these practices. When we determine grant sizes, we attribute a target value to the options based on the fair value of the options in accordance with GAAP.

Further details concerning the equity-based awards granted in 2017 to our named executive officers are provided in the Grants of Plan-Based Awards table and the Outstanding Equity Awards at Fiscal Year-End table and the related footnotes.

Dividends are not paid on the performance-based restricted stock awards unless and until the restricted stock vests. Also, we impose a post-vesting holding requirement on the restricted shares held by our named executive officers, which requires that the named executive officer hold 50% of the restricted shares from the date of vesting until such time as the officer’s total equity holdings satisfy the equity ownership guidelines adopted by the Compensation Committee. In practice, named executive officers have generally held the restricted shares even after they have satisfied the ownership guidelines. This is consistent with our philosophy that executives should hold a significant amount of FIS stock, so that their financial position is tied directly to the interests of our shareholders.

2018 Annual Equity Grant

For the 2018 annual equity grant, the Company adopted a new framework for executive officers. Rather than the 50/50 split between restricted shares and stock options used for the last several years (as described above), the Compensation Committee has approved, for executive officers, a mix of performance share units (“PSUs”), restricted share awards (“RSAs”) and stock options. Each will vest over the same three-year period as used in the past. The stock options and the RSAs will be time-based and will make up 25% and 20% of the total grant, respectively. The PSUs, accounting for 55% of the total grant, will be both time- and performance-based. The performance vesting element will be the Company’s relative TSR performance against the S&P 500 in each of the three calendar years covered by the grant (e.g., 2018, 2019 and 2020 for 2018 awards). Based on that relative TSR

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performance in each year, participants can earn between 0 and 150% of the target grant amount in each year. The Company chose to make this shift in the grant framework to align with a growing trend of adopting relative performance metrics for performance-based equity and to more efficiently utilize the shares in our shareholder-approved equity plan. It chose to compare FIS performance to the S&P 500, rather than its peer group, because the S&P 500 is a larger, more stable group. Performance relative to the peer group brings into play extraordinary, one-time events, such as acquisitions, divestitures and share buybacks that can skew TSR in any given year. Many of our investors set their internal benchmarks for our performance against the S&P 500. As a result, and as is true for many of the companies that make up the S&P 500, we believe our TSR relative to the S&P 500 performance is a strong measure of company performance.

401(k) Plan

We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits (generally $18,000 in 2017). We contribute an amount equal to 50% of each participant’s voluntary contributions under the plan, up to a maximum of 6% of eligible compensation for each participant. Participants may direct the trustee to invest funds in any investment option available under the plan. A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions occurs on a pro rata basis over an employee’s first three years of employment with the Company. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

Deferred Compensation Plan

We provide our named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a non-qualified deferred compensation plan. Participants may elect to defer up to 75% of their base salary, bonuses and/or commissions on a pre-tax basis. None of our named executive officers elected to defer 2017 compensation into the plan. A description of the plan and information regarding our named executive officers’ interests under the plan can be found in the Nonqualified Deferred Compensation table and accompanying narrative.

Employee Stock Purchase Plan

We sponsor the 2006 Employee Stock Purchase Plan (“ESPP”), through which our employees can purchase shares of our common stock on an after-tax basis through payroll deductions and through matching employer contributions. Participants may elect to contribute between 3% and 15% of their salary into the ESPP through payroll deduction. At the end of each calendar quarter in 2017, we made a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. Matching contributions are equal to one-fourth of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution is made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market. Our Board has approved the termination of the 2006 ESPP effective as of the date of the 2018 Annual Meeting, subject to the approval of the shareholders pursuant to Proposal No. 4 of this Proxy Statement.

Health and Welfare Benefits

We sponsor various broad-based health and welfare benefit plans for our employees. Certain executives, including our named executive officers, are provided with additional health, life and disability coverage. The taxable portion of this additional coverage is reflected in the Summary Compensation Table under the column All Other Compensation and the related footnote.

Other Benefits

We provide few special benefits to our named executive officers. In general, the benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and the executives from certain business risks and potential threats. For safety and efficiency purposes in 2017, certain of our named executive officers received personal use of the corporate air transportation. Further detail regarding executive

50	Fidelity National Information Services, Inc.

perquisites in 2017 can be found in the Summary Compensation Table under the column All Other Compensation and the related footnote.

Post-Termination Compensation and Benefits

We have entered into employment agreements with each of our named executive officers. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in certain termination events. Descriptions of the material terms of all of the agreements can be found in the narrative following the Grants of Plan-Based Awards table and in the Potential Payments Upon Termination or Change in Control section.

Establishing Executive Compensation Levels

We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary to build long-term shareholder value, motivate our executives to perform at a high level and reward outstanding achievement, our Compensation Committee sets total compensation at levels it determines to be competitive in our market.

When determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentive amounts, our Compensation Committee considers a number of important qualitative and quantitative factors, including:

the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance and future success;

our financial performance;

the executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

the business environment and our business objectives and strategy;

the need to retain and motivate our executive officers;

corporate governance and regulatory factors related to executive compensation; and

marketplace compensation levels and practices.

In evaluating the compensation of the Chief Executive Officer’s direct reports, our Compensation Committee also considers the Chief Executive Officer’s recommendations to the committee. This includes his review of the performance of the other named executive officers, job responsibilities, importance to our overall business strategy, and our compensation philosophy. The Chief Executive Officer does not make a recommendation to the Compensation Committee regarding his own compensation. The compensation decisions are not formulaic, and the members of our Compensation Committee did not assign precise weights to the factors listed above. The Compensation Committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.

To support its review of our executive compensation and benefit programs for 2017, the Compensation Committee engaged Mercer, an independent compensation consultant, to conduct a marketplace review of the compensation we pay to our executive officers. The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of engagement. Mercer gathered marketplace compensation data on total compensation, which consisted of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from the equity incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. The marketplace compensation data is an important element in the

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decisions of our Compensation Committee, but our Compensation Committee ultimately made decisions based on all of the factors described above.

Each year, the Compensation Committee reviews the specific marketplace compensation surveys that would be used to benchmark executive compensation. The committee strives for a consistent set of compensation surveys from year to year, so that the benchmark information is consistent and comparable. In 2017, Mercer assisted our Compensation Committee in analyzing the marketplace compensation surveys, using three sources: (1) the Q4 2016 Mercer Executive Remuneration Survey, (2) the Towers Watson 2016 CDB High Tech Executive Compensation Survey and (3) compensation information for the following group of 18 companies, which we refer to as our “peer group.” The FIS peer group was selected based on a revenue range of approximately 1/2 to 2 times the projected 2017 revenue for FIS of $9 billion, industry focus (generally the software & services industry based on Global Industry Classification Standard (GICS) Code), nature and complexity of operations, including international focus and companies that compete with us for business and/or executive talent. The 2017 peer group consisted of:

● Alliance Data Systems Corporation	● Intuit Inc.

● Automatic Data Processing, Inc.	● MasterCard Incorporated

● Cognizant Technology Solutions Corp.	● PayPal Holdings, Inc

● Computer Sciences Corporation	● salesforce.com

● Discover Financial Services, Inc.	● Symantec Corporation

● eBay, Inc	● Visa Inc.

● First Data Corporation	● VMware, Inc.

● Fiserv, Inc.	● The Western Union Company

● Intercontinental Exchange, Inc.	● Yahoo Inc.

The revenue of these companies ranged from $3.65 billion to $15.1 billion, with a median revenue of $7.6 billion.

Our Compensation Committee used the other two sources of compensation data described above in making its compensation decisions in 2017 as a point of reference in evaluating whether compensation was within a “market” range; however, those two sources were given less weight when considering what the named executive officers’ 2017 target total compensation should be, as we think the peer group data is the best indicator of total compensation provided by our key competitors and peers.

The marketplace data information in this discussion is not deemed filed or part of the compensation discussion and analysis for certification purposes.

Role of Compensation Committee, Compensation Consultant and Executive Officers

Our Compensation Committee is responsible for reviewing, approving and monitoring the compensation programs for our named executive officers, as well as our other executive officers. Our Compensation Committee is also responsible for administering our stock incentive plans and approving individual grants and awards under that plan for our executive officers.

To further the objectives of our compensation program, our Compensation Committee engaged Mercer in 2017 to conduct an ongoing review over the course of the year of our compensation programs for our named executive officers, other key executives and our Board of Directors. Mercer provided our Compensation Committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions. Our Compensation Committee did not limit the consultant’s discretion in selecting the surveys and peer group companies that are contained in this marketplace data. The consultant also assisted our Compensation Committee in its review of the compensation risk assessment that is completed on an annual basis. The committee may also give specific assignments to its consultant from time to time and may ask for the consultant’s assistance when it is considering a special or one-time compensation arrangement. In addition, members of our Compensation

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Committee have discussions with the consultant between meetings as specific questions arise. Mercer was selected by our Compensation Committee and reports directly to the committee.

Mercer was paid $188,626 for its compensation advisory services to the Compensation Committee in 2017. Also during 2017, Mercer and its Marsh & McLennan affiliates were also retained by management to provide services unrelated to executive compensation. The aggregate fees paid for those other services for 2017 were $3,992,024. The Committee and the Board did not review or approve the other services provided to us by Mercer and its Marsh & McLennan affiliates, as those services were approved by management in the normal course of business.

We have been advised by Mercer that the reporting relationship and compensation of the Mercer consultants who perform executive compensation consulting services for our Compensation Committee is separate from, and is not determined by reference to, Mercer’s or Marsh & McLennan’s other lines of business or their other work for us. The committee considered these separate reporting relationships and compensation structures, the provision of other services to the company by Mercer and Marsh & McLennan, the absence of any business or personal relationship between our officers and directors and the specific Mercer consultants advising the company (other than the consulting relationship with the committee), Mercer’s Global Business Standards intended to address potential conflict of interests with respect to their executive compensation consulting services, and the other factors required to be considered by applicable SEC and NYSE rules, in approving the committee’s engagement of Mercer for 2017. Based on this review, the Committee did not identify that Mercer had any conflicts of interest that would prevent Mercer from independently advising the committee.

The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the independent compensation consultants that provided services in 2017. Based on this review, there are no conflicts of interest raised by the work performed by Mercer.

Mr. Norcross provided input and made recommendations to the Compensation Committee regarding executive compensation levels for executive officers other than himself. Messrs. Norcross and Woodall provided input regarding the structure and targets of the performance goals used in our performance-based incentive programs. In addition, Mr. Oates coordinated with the committee’s chairman and the consultant in preparing the committee’s meeting agendas and materials. Although our Compensation Committee considers the recommendations of our executive officers, our Compensation Committee exercises its discretion when making compensation decisions and may modify the executives’ recommendations. Our executive officers do not make recommendations to our Compensation Committee with respect to their own compensation.

While our Compensation Committee carefully considers the information provided by, and the recommendations of, Mercer and the individuals who participate in the compensation process, the committee retains complete discretion to accept, reject or modify any recommended compensation decisions.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers but previously contained an exception for certain performance-based compensation. The Tax Cuts and Jobs Act, signed into law in December 2017, eliminates the performance-based compensation exception to the Section 162(m) deduction limit and such exception will no longer apply to awards granted under our stock plans and annual incentive plan for the 2018 tax year and later, unless it qualifies for transitional relief available to certain arrangements in place as of November 2, 2017. Our Compensation Committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our annual incentive plan and stock plans; however, our Compensation Committee may approve compensation that is not fully deductible.

Our Compensation Committee also considers accounting impact when structuring and approving awards. We account for stock-based payments, including stock option grants, in accordance with FASB ASC Topic 718, which governs the appropriate accounting treatment of stock-based payments under United States generally accepted accounting principles.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

The Compensation Committee

Keith W. Hughes, Chairman
Thomas M. Hagerty
David K. Hunt

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Executive Compensation

The following table sets forth information regarding the cash and non-cash compensation earned by and awarded to our named executive officers in 2017.

Summary Compensation Table

Gary A. Norcross President and CEO
	2017	1,150,000	—	6,000,009	6,000,005	15,700,500	21,358	269,738	29,141,610

	2016	1,000,000	—	3,749,969	3,749,998	11,219,250	10,071	291,160	20,020,448

	2015	1,000,000	—	5,261,997	5,261,961	1,062,919	(3,166)	366,625	12,950,336

Marianne Brown CEVP, Co-COO
	2017	700,000	—	1,800,035	1,799,997	8,211,600	—	338,936	12,850,568

	2016	700,000	—	1,749,994	1,749,997	6,077,550	—	10,552	10,288,093

Anthony Jabbour (6) CEVP, Co-COO
	2017	700,000	—	1,800,035	1,799,997	8,211,600	1,617	155,147	12,668,396

	2016	700,000	—	1,749,994	1,749,997	6,077,550	106	135,531	10,413,178

	2015	600,000	—	1,417,377	1,417,398	637,751	—	131,140	4,203,666

Michael P. Oates (7) CEVP, CAO
	2017	618,125	—	1,350,026	1,350,004	6,130,125	—	72,071	9,520,351

	2016	522,500	—	1,100,030	1,099,997	4,261,112	—	76,015	7,059,654

	2015	475,000	—	885,885	885,868	255,101	—	88,359	2,590,213

James W. Woodall CEVP, CFO
	2017	657,500	—	1,750,016	1,750,006	8,150,400	—	94,481	12,402,403

	2016	605,000	—	1,350,012	1,350,002	5,836,583	—	109,793	9,251,390

	2015	550,000	—	1,063,049	1,063,048	255,101	—	96,506	3,027,704

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our 401(k) plan, ESPP or non-qualified deferred compensation plans.

(2)	Amounts represent the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of fair value per share are included in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2018.

(3)	Amounts represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2018.

(4)	Amounts shown for 2016 and 2017 reflect payments to executive officers for 2017 under the annual incentive plan plus SunGard Synergy Plan incentives earned in 2016 and 2017 respectively.

(5)	Amounts shown for 2017 include matching contributions to our 401(k) plan and our ESPP; dividends paid on restricted stock; life insurance premiums paid by us; personal use of a Company airplane; supplemental disability; and executive health care; as set forth below.

(6)	Mr. Jabbour resigned from his role as the Company’s Co-Chief Operating Officer effective January 12, 2018, and has agreed to provide services for the Company in a non-executive advisory role for the period ending March 31, 2018.

(7)	Mr. Oates resigned from his role as the Company’s Chief Administrative Officer and Corporate Secretary effective February 1, 2018, and has agreed to provide services as a Corporate Executive Vice President of the Company for the period ending May 1, 2018.

	Norcross $	Brown $	Jabbour $	Oates $	Woodall $
401(k) Matching Contributions	7,950	7,950	7,950	7,950	7,950
ESPP Matching Contributions	45,313	5,031	30,000	23,602	26,469
Restricted Stock Dividends	133,797	57,335	51,340	32,122	38,718
Life Insurance Premiums	3,351	—	—	—	—
Supplemental Disability	18,527	—	4,462	1,470	756
Executive Health Care	16,993	—	74	270	104
Relocation	—	258,398	—	—	—
Personal Airplane Use(1)	43,807	10,222	61,321	6,657	20,484
Total	269,738	338,936	155,147	72,071	94,481

(1)	Personal use of the Company aircraft is calculated using the aggregate incremental cost to the Company. The calculation is based on the variable operating costs that were incurred as a result of the personal use of the aircraft.

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CEO pay ratio

Our CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We identified the median employee using our employee population as of October 1, 2017, which included 51,933 global full-time, part-time, and temporary employees employed on that date. To identify the median employee, we applied our consistently applied compensation measure across the identified populations. Our consistently applied compensation measure is the compensation to employees that is considered taxable wages in the country in which the employee is employed and this definition was applied consistently within each country. We then calculated the median employee’s compensation in the same manner as the named executive officers in the Summary Compensation Table.

Our median employee compensation was $44,556. Our chief executive officer compensation was $29,141,610. Accordingly, our CEO to Employee Pay Ratio is 654:1.

Our CEO pay ratio is influenced by the countries in which we have employees. Of our employee population on the measurement date, nearly 47% of our employees were in Brazil and India, where wages are significantly lower than other locations in which we operate.

Our CEO pay ratio was also influenced by payments in 2017 to our CEO related to the SunGard Synergy Bonus program, which concluded on December 31, 2017. These payments amounted to $11,110,500. If the 2017 SunGard Synergy Bonus program payments were excluded from the Pay Ratio calculation, the CEO pay ratio would have been 405:1.

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Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Gary A. Norcross	03/29/2017	—	—	—	—	74,972	—	—	—	6,000,009
	03/29/2017	—	—	—	—	471,328	—	—	80.03	6,000,005
	Annual Incentive	1,500,000	3,000,000	6,000,000	—	—	—	—	—	—
	SunGard Plan Incentive	2,650,000	6,225,000	18,450,000	—	—	—	—	—	—
Marianne Brown	03/29/2017	—	—	—	—	22,492	—	—	—	1,800,035
	03/29/2017	—	—	—	—	141,398	—	—	80.03	1,799,997
	Annual Incentive	560,000	1,120,000	2,240,000	—	—	—	—	—	—
	SunGard Plan Incentive	1,500,000	3,600,000	10,800,000	—	—	—	—	—	—
Anthony Jabbour	03/29/2017	—	—	—	—	22,492	—	—	—	1,800,035
	03/29/2017	—	—	—	—	141,398	—	—	80.03	1,799,997
	Annual Incentive	560,000	1,120,000	2,240,000	—	—	—	—	—	—
	SunGard Plan Incentive	1,500,000	3,600,000	10,800,000	—	—	—	—	—	—
Michael Oates	03/29/2017	—	—	—	—	16,869	—	—	—	1,350,026
	03/29/2017	—	—	—	—	106,049	—	—	80.03	1,350,004
	Annual Incentive	438,750	877,500	1,755,000	—	—	—	—	—	—
	SunGard Plan Incentive	1,150,000	2,625,000	7,725,000	—	—	—	—	—	—
James W. Woodall	03/29/2017	—	—	—	—	21,867	—	—	—	1,750,016
	03/29/2017	—	—	—	—	137,471	—	—	80.03	1,750,006
	Annual Incentive	540,000	1,080,000	2,160,000	—	—	—	—	—	—
	SunGard Plan Incentive	1,500,000	3,600,000	10,800,000	—	—	—	—	—	—

(1)	With respect to the annual incentives and the SunGard Synergy Bonus Plan, the amounts shown in column (c) reflect the minimum payment level under each plan, which is 50% of the target amount shown in column (d), and the amounts shown in column (e) represent the maximum payout under each plan, which is 200% of the amount in column (d).

(2)	The amounts shown in column (g) reflect the number of performance-based restricted shares granted to each named executive officer under the Plan on March 29, 2017 (grant date fair value is $80.03 per share). The shares vest ratably over three years, contingent on the achievement of certain operating income in each of the three calendar years 2017, 2018 and 2019. The amounts shown in column (g) reflect the number of performance-based stock options granted to each named executive officer under the Plan on March 29,2017 (grant date fair value per option is $12.73 per option granted). The shares vest ratably over three years, contingent on the achievement of certain operating income in each of the three calendar years 2017, 2018 and 2019.

(3)	The amounts shown in column (k) represent the grant fair value of each award based upon the following per share grant date fair values: March 29, 2017 restricted stock awards ($80.03) and March 29, 2017 stock option awards ($12.73)

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Narrative Discussion for Summary Compensation Table

and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with a limited number of our senior executives, including our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the “Potential Payments Upon Termination or Change in Control” section. The following descriptions are based on the terms of the agreements as of December 31, 2017.

Gary A. Norcross

We entered into a three-year employment agreement with Mr. Norcross, effective November 16, 2007 with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. This agreement has been amended multiple times to reflect various changes in his roles. Effective January 1, 2015, Mr. Norcross’ employment agreement was amended as a consequence of his promotion from President and Chief Operating Officer to President and Chief Executive Officer. Under the terms of the amended agreement, Mr. Norcross’ 2017 annual base salary was $1,200,000 and his annual bonus target percentage was 250% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Norcross is entitled to supplemental disability insurance sufficient to provide 2/3 of his pre-disability base salary until age 65, and Mr. Norcross and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Norcross’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Marianne Brown

We entered into a three-year employment agreement with Ms. Brown, effective February 1, 2016, to serve as our Corporate Executive Vice President and Co-Chief Operating Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. The parties entered into an amendment of that agreement in August 2017, pursuant to which the Company provided Ms. Brown with certain subsidies in order to incent her to relocate to Jacksonville, FL, the Company’s headquarters. Under the terms of that amended agreement, Ms. Brown’s annual base salary for 2017 was $700,000 and her annual bonus target was 160% of base salary. In addition to cash and equity compensation, Ms. Brown and her eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Ms. Brown’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Anthony M. Jabbour

We entered into a three-year employment agreement with Mr. Jabbour, effective October 1, 2009, to serve as our Executive Vice President, Financial Solutions, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Under the terms of that agreement, as amended, Mr. Jabbour’s annual base salary was increased to $700,000 in 2016 in recognition of his promotion to Corporate Executive Vice President and Co-Chief Operating Officer and, in 2017, his annual bonus target was increased to 160% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Jabbour is entitled to supplemental disability insurance sufficient to provide 2/3 of his pre-disability base salary until age 65, and he and his eligible dependents were entitled to medical and other insurance coverage provided to other top executives as a group. Mr. Jabbour’s employment agreement contains provisions related to the payment of benefits upon certain termination events. On December 12, 2017, the Company entered into an amendment of Mr. Jabbour’s employment agreement, styled as a Transition Agreement. This amendment was prompted by Mr. Jabbour giving the Company notice that, in 2018,

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he intended to resign to pursue other opportunities. Pursuant to this Transition Agreement, Mr. Jabbour agreed to remain in his role as Co-Chief Operating Officer through January 12, 2018, and to assist thereafter in a smooth transition of the business and client relationships, until terminating employment on March 31, 2018. Mr. Jabbour received no separation benefits under his employment agreement or this Transition Agreement.

Michael P. Oates

We entered into a three-year employment agreement with Mr. Oates, effective October 1, 2009 to serve as our Corporate Executive Vice President and Chief Human Resources Officer with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. This agreement has been amended multiple times to reflect various changes in his roles. Under the terms of that amended agreement, in 2017 Mr. Oates’ annual base salary was $650,000, with an annual bonus target equal to 135% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. In addition to cash and equity compensation, Mr. Oates is entitled to supplemental disability insurance sufficient to provide 2/3 of his pre-disability base salary until age 65, and he and his eligible dependents were entitled to medical and other insurance coverage provided to other top executives as a group. Mr. Oates’ employment agreement contains provisions related to the payment of benefits upon certain termination events. On February 1, 2018, the Company entered into an amendment of Mr. Oates’ employment agreement, styled as a Transition Agreement. Under this amendment, Mr. Oates agreed to stay on with FIS in a transitional role until May 1, 2018 (or a later date as mutually agreed), and upon such termination is entitled to payments and benefits under his employment agreement that would be triggered by his voluntary departure with “good reason.”

James W. Woodall

We entered into a three-year employment agreement with Mr. Woodall, effective October 1, 2009, to serve as our Senior Vice President and Chief Accounting Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. On March 15, 2013, we executed an amendment to that agreement, memorializing Mr. Woodall’s promotion to Corporate Executive Vice President and Chief Financial Officer. In 2017, based on market analysis and following the successful acquisition of SunGard, which raised the Company’s gross revenue to over $9 billion, Mr. Woodall’s annual base salary was increased to $675,000 and his annual bonus target was raised to 160% of base salary. In addition to cash and equity compensation, Mr. Woodall is entitled to supplemental disability insurance sufficient to provide 2/3 of his pre-disability base salary until age 65, and Mr. Woodall and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Woodall’s employment agreement contains provisions related to the payment of benefits upon certain termination events.

Annual Incentive Awards, Bonus Programs and Long-Term Equity Incentive Awards

In 2017, our named executive officers received annual cash incentives and bonuses pursuant to the SunGard Synergy Bonus Program. In addition, our named executive officers received grants of performance-based stock options and performance-based restricted stock in 2017. More information about these bonus programs and annual cash and long-term equity incentives can be found in the Compensation Discussion and Analysis section.

Other Plans and Benefits

More information about these programs can be found in the Compensation Discussion and Analysis section. We also provide our named executive officers with limited special benefits and perquisites, as discussed in the Compensation Discussion and Analysis section and in the Summary Compensation Table under the column All Other Compensation and the related footnote. We also provide our named executive officers with the opportunity to participate in our deferred compensation plan, as discussed in the Nonqualified Deferred Compensation table and accompanying narrative.

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The following table sets forth information concerning unexercised stock options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2017:

Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards

Gary A. Norcross	11/07/2011	293,333	-	-	25.66	11/07/2018
	11/08/2012	153,563	-	-	34.33	11/08/2019
	10/31/2013	508,906	-	-	48.75	10/31/2020
	11/04/2014	379,660	-	189,831	58.23	11/04/2021		29,438	2,769,821
	02/09/2015	153,374	-	76,687	63.61	02/09/2022		11,792	1,109,509
	11/05/2015	93,134	-	186,269	66.18	11/05/2022		30,342	2,854,879
	03/29/2016	136,017	-	272,035	62.92	03/29/2023		39,733	3,738,478
	03/29/2017	-	-	471,328	80.03	03/29/2024		74,972	7,054,115
Marianne C. Brown	02/24/2014	-	-	-				3,330	313,320
	02/19/2015	-	-	-			7,012		659,759
	06/01/2015	-	-	-			16,730		1,574,126
	06/01/2015	-	-	-				2,787	262,229
	03/29/2016	63,474	-	126,950	62.92	03/29/2023		18,542	1,744,617
	03/29/2017	-	-	141,398	80.03	03/29/2024		22,492	2,116,272
Anthony M. Jabbour	11/08/2012	61,425	-	-	34.33	11/08/2019
	10/31/2013	222,646	-	-	48.75	10/31/2020
	11/04/2014	178,664	-	89,332	58.23	11/04/2021		13,853	1,303,429
	11/05/2015	43,828	-	87,656	66.18	11/05/2022		14,278	1,343,417
	03/29/2016	63,474	-	126,950	62.92	03/29/2023		18,542	1,744,617
	03/29/2017	-	-	141,398	80.03	03/29/2024		22,492	2,116,272
Michael P. Oates	11/04/2014	111,664	-	55,833	58.23	11/04/2021		8,659	814,725
	11/05/2015	27,392	-	54,785	66.18	11/05/2022		8,924	839,659
	03/29/2016	39,898	-	79,797	62.92	03/29/2023		11,656	1,096,713
	03/29/2017	-	-	106,049	80.03	03/29/2024		16,869	1,587,204
James W. Woodall	11/08/2012	15,356	-	-	34.33	11/08/2019
	10/31/2013	159,033	-	-	48.75	10/31/2020
	11/04/2014	133,998	-	66,999	58.23	11/04/2021		10,390	977,595
	11/05/2015	32,871	-	65,742	66.18	11/05/2022		10,709	1,007,610
	03/29/2016	48,966	-	97,933	62.92	03/29/2023		14,304	1,345,863
	03/29/2017	-	-	137,471	80.03	03/29/2024		21,867	2,057,466

(1)	The stock options granted on November 4, 2014 and February 9, 2015 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA during each of the three calendar years 2015, 2016 and 2017. The stock options granted on November 5, 2015 and March 29, 2016 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA during each of the three calendar years 2016, 2017 and 2018. The stock options granted on March 29, 2017 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA during each of the three calendar years 2017, 2018 and 2019.

(2)	Market value of unvested restricted stock awards is based on a closing price of $94.09 for a share of our common stock on the New York Stock Exchange on December 31, 2017

(3)	The restricted stock awards granted on November 4, 2014 and February 9, 2015 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA targets during each of the three calendar years 2015, 2016 and 2017. The restricted stock awards granted on November 5, 2015 and March 29, 2016 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA targets during each of the three calendar years 2016, 2017 and 2018. The restricted stock awards granted on March 29, 2017 vest ratably over a three-year period on each anniversary date of the grant contingent on reaching certain EBITDA targets during each of the three calendar years 2017, 2018 and 2019

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The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2017 for each of the named executive officers on an aggregated basis:

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gary A. Norcross	408,122	$22,867,091	76,264	$6,275,986

Marianne Brown			39,092	$3,329,526

Anthony M. Jabbour	100,000	$6,670,170	30,263	$2,486,183

Michael P. Oates	229,212	$9,850,987	18,497	$1,556,476

James W. Woodall	26,667	$1,523,059	22,896	$1,880,544

The following table sets forth information with respect to the named executive officers’ accounts under our nonqualified deferred compensation plans as of December 31, 2017:

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Gary A. Norcross	Deferred Comp Plan			21,358		136,651

Marianne Brown

Anthony M. Jabbour	Deferred Comp Plan			1,617		344,609

Michael P. Oates

James W. Woodall

(1)	Represents the increase in the executive’s interest in 2017.

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The Deferred Compensation Plan

Our named executive officers are eligible to participate in the FIS Deferred Compensation Plan, which is a nonqualified elective deferred compensation plan. The named executive officers may elect to defer up to 75% of their base salary, bonuses, and/or commissions on a pre-tax basis. Because the Company does not contribute matching dollars, deferrals and related earnings are not subject to vesting conditions. Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant, and may be changed on any business day.

Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. If elected, an individual will receive a lump sum payment upon a separation from service during the twenty-four-month period following a change in control. An individual may also elect to receive a lump sum payment upon a change in control. Account balances at the time of first valuation following termination less than the limit under Section 402(g) of the Internal Revenue Code, which was $18,000 in 2017, will be distributed in a lump sum. Participants can elect to receive in-service distributions if they establish a special account under the plan and specify a future date on which that benefit is to be paid. These payments would equal the value of the account as of the January 31 following the plan year designated by the participant, and would be paid within two and one-half months following the end of that plan year. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

Plan participation continues until all benefits under the plan have been paid.

Deferral amounts that were vested on or before December 31, 2004 are generally not subject to Section 409A and are governed by more liberal distribution provisions that were in effect prior to the passage of Section 409A. For example, a participant may withdraw these grandfathered amounts at any time, subject to a withdrawal penalty of ten percent, or may annually change the payment elections for these grandfathered amounts.

Potential Payments Upon Termination or Change in Control

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section are what would be due under our named executive officers’ employment agreements and our compensation and benefit plans and agreements if employment had terminated or a change in control had occurred on December 31, 2017. The types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment or change in control and the value of accelerated vesting of stock-based awards would depend on the value of the underlying stock.

For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our U.S. salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. These plans are discussed in the Compensation Discussion & Analysis section and the Nonqualified Deferred Compensation table and accompanying narratives.

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Potential Payments under Employment Agreements

As discussed previously, we have entered into employment agreements with each of our named executive officers. The employment agreements contain provisions for the payment of severance benefits following certain termination events. Following is a summary of the payments and benefits our named executive officers would receive in connection with various employment termination scenarios under their agreements in effect on December 31, 2017.

If a named executive officer’s employment is terminated for any reason, we will pay any earned but unpaid base salary and any expense reimbursement payments owed and any earned but unpaid annual bonus payments relating to the prior year, which we refer to as “accrued obligations.”

If a named executive officer’s employment is terminated by us for any reason other than for cause or due to the executive’s death or disability, or if the executive terminates his or her employment for good reason, then the executive is entitled to receive:

●	in the case of all named executive officers, a prorated annual bonus, based on the date of termination and the actual bonus that would have been earned in the year of termination had the executive still been employed;

●	in the case of Mr. Norcross, a lump sum payment equal to 300% of the sum of the executive’s (1) annual base salary and (2) the target annual bonus opportunity in the year in which the termination of employment occurs;

●	in the case of Ms. Brown, a lump sum payment equal to 200% of the sum of the executive’s (1) annual base salary and (2) the target annual bonus opportunity in the year in which the termination of employment occurs;

●	in the case of Messrs. Jabbour, Oates and Woodall, a lump sum payment equal to 200% of the sum of the executive’s (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

●	in the case of all named executive officers, immediate vesting and/or payment of all equity awards;

●	in the case of all named executive officers, COBRA or equivalent coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

●	in the case of all named executive officers, the right to convert any life insurance into an individual policy, plus a lump sum cash payment equal to thirty-six months of life insurance premiums.

If employment terminates due to death or disability, in the case of all named executive officers the following would be provided:

●	any accrued obligations;

●	a prorated annual bonus based on the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined;

●	the unpaid portion of the executive’s annual base salary for the remainder of the employment term; and

●	immediate vesting and/or payment of all equity awards.

As noted above, in the case of certain named executive officers, the employment agreements provide for supplemental disability insurance sufficient to provide 2/3 of the executive’s pre-disability base salary up until the age of 65. For purposes of the agreements, an executive will be deemed to have a “disability” if he or she is entitled to receive long-term disability benefits under our long-term disability plan.

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Under each of the employment agreements, “cause” means the executive’s:

●	persistent failure to perform duties consistent with a commercially reasonable standard of care;

●	willful neglect of duties;

●	conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;

●	material breach of the employment agreement, or material breach of our business policies, accounting practices or standards of ethics; or

●	impeding or failing to materially cooperate with an investigation authorized by our Board.

The employment agreements define “good reason” as:

●	in the case of all named executive officers, a material diminution in the executive’s position, title or managerial authority, duties or responsibilities or the conditions under which such duties or responsibilities are performed;

●	a material diminution in the executive’s annual base salary or annual bonus opportunity;

●	a material change in the executive’s principle place of employment;

●	our material breach of any of our obligations under the employment agreement;

●	in the case of Messrs. Norcross, Jabbour, Oates and Woodall, a material adverse change in the position to whom the executive reports;

●	in the case of Mr. Norcross, our giving him notice of our intent not to extend the term of his agreement at any time during the one-year period following a change in control or our failure to obtain the assumption of his employment agreement by any successor;

●	in the case of Ms. Brown, our giving her notice of our intent not to extend the term of her agreement; or

●	in the case of Mr. Norcross, removal of the executive from his position as a director or the failure of the Board of Directors to nominate him as a director.

To qualify as a “good reason” termination, the executive must provide notice of the termination within 90 days of the date he or she first knows the event has occurred. We then have 30 days to cure the event.

Mr. Norcross’s employment agreement defines “change in control” as a change in the ownership or effective control of FIS or a change in control of a substantial portion of the assets of FIS within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Each executive’s employment agreement provides that, if payments or benefits to be provided to the executive in connection with his termination of employment would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to reduce any payments or benefits to an amount equal to one dollar less than the amount that would be considered a parachute payment under Section 280G of the Internal Revenue Code. The agreements do not provide for any excise tax gross-up payments.

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The agreements also provide us and our shareholders with important protections and rights, including the following:

Exception/Protections

severance benefits under the agreements are conditioned upon the executive’s execution of a full release of FIS and related parties, thus limiting our exposure to lawsuits from the executive;

except with respect to Mr. Norcross, during his employment with us and in the one-year period following termination of employment, the executive is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, unless his employment is terminated by us without cause or, by him for good reason or the termination is due to our decision not to extend the employment agreement term;

in the case of Mr. Norcross, during his employment with us and in the one-year period following termination of employment, he is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, unless his employment is terminated by us without cause, or by him for good reason, unless the “good reason” event was our giving him notice of our intent not to extend his term at any time during the one-year period following a change in control or our failure to obtain assumption of his agreement by a successor (however if the other “good reason” events specified in Mr. Norcross’s employment agreement occurred within one-year of our change in control, he will be subject to the non-competition and non-solicitation prohibition); and

the executive is prohibited during employment and at all times thereafter from sharing confidential information and trade secrets.

Potential Payments under Stock Plans

In addition to the post-termination rights and obligations provided in the employment agreements, our stock incentive plan provides for the potential acceleration of vesting and, if applicable, payment of equity awards in connection with a change in control. Under the Omnibus Plan, outstanding options become immediately exercisable and any restrictions imposed on restricted stock, including vesting restrictions, lapse upon a change in control.

For purposes of the Omnibus Plan, the term “change in control” means the occurrence of any of the following events:

●	an acquisition by an individual, entity or group of 25% or more of our voting power;

●	consummation of a reorganization, merger, consolidation or sale of all or substantially all of our assets, which we refer to as a “business combination” of FIS, unless, immediately following such business combination, (i) the persons who were the beneficial owners of our voting stock immediately prior to the business combination beneficially own more than 50% of our then outstanding shares, (ii) no person, entity or group beneficially owns 25% or more of the then outstanding shares of common stock of the entity resulting from that business combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from the business combination were members of our incumbent board;

●	during any period of two consecutive years, the individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; or

●	our shareholders approve a plan or proposal for the liquidation or dissolution of FIS.

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Estimated Payments and Benefits upon Termination of Employment

The severance amounts do not include a prorated 2017 annual incentive since such named executive officers would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred. Any cash severance payments would be paid in a lump sum following the termination of employment.

For a termination of employment by us not for cause or a termination by the executive for good reason, the following payments would be made under these named executive officers’ employment agreements:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$12,883,235	$3,676,186	$5,009,752	$3,654,919	$4,477,818

Upon a termination of these executives’ employment due to death or disability, the following payments would have been made:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$4,200,000	$1,878,333	$2,300,550	$1,636,112	$2,040,833

Estimated Equity Values

As disclosed in the Outstanding Equity Awards at Fiscal Year-End table, the named executive officers had outstanding unvested stock options and restricted stock awards as of December 31, 2017.

The following estimates are based on a stock price of $94.09 per share, which was the closing price of our common stock on December 31, 2017. The stock option amounts reflect the excess of this share price over the exercise price of the unvested stock options that would vest. The restricted stock amounts were determined by multiplying the number of shares that would vest by $94.09.

The estimated value of the stock options held by the named executive officers that would vest upon a change in control would be as follows:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$29,449,730	$5,945,087	$11,595,012	$7,509,542	$9,222,857

The estimated value of the stock options held by the named executive officers that would vest upon a termination by the Company of each executive’s employment without cause or by the executives for good reason would be as follows:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$29,449,730	$5,945,087	$11,595,012	$7,509,542	$9,222,857

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The estimated value of performance share awards held by the named executive officers that would vest upon a change in control would be as follows:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$17,526,803	$6,670,322	$6,507,735	$4,338,302	$5,388,534

The estimated value of performance share awards held by the named executive officers that would vest upon a termination by the Company of each executive’s employment without cause or by the executive for good reason would be as follows:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$17,526,803	$6,670,322	$6,507,735	$4,338,302	$5,388,534

The estimated value of the stock options held by the named executive officers that would vest upon a termination due to death or disability would be as follows:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$29,449,730	$5,945,087	$11,595,012	$7,509,542	$9,222,857

The estimated value of performance share awards held by the named executive officers that would vest upon a termination due to death or disability would be as follows:

Name	Gary A. Norcross	Marianne Brown	Anthony M. Jabbour	Michael P. Oates	James W. Woodall
Payment	$17,526,803	$6,670,322	$6,507,735	$4,338,302	$5,388,534

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Director Compensation

In 2017, the Chairman received an annual retainer of $667,000, payable quarterly, the lead director received an annual retainer of $110,000, payable quarterly, and all other non-employee directors received an annual retainer of $80,000, payable quarterly, plus $2,000 for each Board meeting, Corporate Governance and Nominating Committee meeting and Compensation Committee meeting attended, and $3,000 for each Audit Committee and Risk Committee meeting attended. The Chairman and each member of the Audit and Risk Committees received an additional annual fee, payable quarterly, of $75,000 and $35,000, respectively, for their service on the Audit or Risk Committees. The Chairman and each member of the Compensation and The Corporate Governance and Nominating Committees received an additional annual fee, payable quarterly, of $20,000 and $12,000, respectively, for their service on such committees. Mr. Martire, as Chairman, received an incentive award of 13,092 options and a restricted stock award of 2,083 shares. Each other non-employee director received an incentive award of 7,463 options and a restricted stock award of 1,187 shares. The options were granted under the Omnibus Plan, have a seven-year term, have an exercise price equal to the fair market value of a share on the date of grant, and vest proportionately each year over three years from the date of grant based upon continued service on our Board. The restricted stock awards vest over three years from the date of grant based upon continued service on our Board. We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Each non-employee member of our Board is eligible to participate in our deferred compensation plan, which permits Board members to defer their Board and committee fees.

In addition, Mr. Hughes and Mr. Hunt participate in Certegy’s Deferred Compensation Plan for non-employee directors. Under the plan, participants may defer and be deemed to invest up to 100% of their director’s fees in either a phantom stock fund representing our common stock or in an interest-bearing account. All deferred fees are held in our general funds and are paid in cash. Both Mr. Hughes and Mr. Hunt deferred fees through December 31, 2006 and elected to invest those fees in the Company’s phantom stock fund under the plan. Dividends on the phantom shares held in the non-employee director plan are reinvested in additional phantom shares. In general, deferred amounts are not paid until after the director terminates service on our Board, at which time he will be paid either in a lump sum or in annual payments over not more than ten years, as elected by the director.

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The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ending December 31, 2017:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)

Ellen Alemany	179,750	94,996	95,004	4,081	373,831

William P. Foley	154,000	1,047,746	1,614,633	18,576	2,834,955

Thomas M. Hagerty	112,000	94,996	95,004	2,505	304,505

Keith W. Hughes	179,750	94,996	95,004	2,505	372,255

David K. Hunt	224,750	94,996	95,004	2,505	417,255

Stephan A. James	214,500	94,996	95,004	2,505	407,005

Frank R. Martire	677,000	166,702	166,661	54,025 (7)	1,064,388

Richard N. Massey	85,000	502,945	775,061	8,918	1,371,924

Leslie M. Muma	174,500	94,996	95,004	2,505	367,005

James B. Stallings, Jr.	198,250	94,996	95,004	2,505	390,755

(1)	Represents portions of annual Board and committee retainers which directors elected to receive in cash and meeting fees.

(2)	Includes the grant date fair value of stock awards granted during 2017 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2018. The amounts listed for Mr. Foley and Mr. Massey represent 2014, 2015, 2016 and 2017 awards that were modified when accelerated on May 31, 2017.

(3)	The aggregate number of shares subject to stock awards outstanding on December 31, 2017 for each director was as follows: 3,530 for Ms. Alemany; 3,530 for Mr. Hagerty; 3,530 for Mr. Hughes; 3,530 for Mr. Hunt; 3,530 for Mr. James; 2,083 for Mr. Martire; 3,530 for Mr. Muma 3,530 and for Mr. Stallings.

(4)	Includes the grant date fair value of stock option awards granted during 2017 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2018. The amounts listed for Mr. Foley and Mr. Massey represent 2014, 2015, 2016 and 2017 awards that were modified when accelerated on May 31, 2017.

(5)	The aggregate number of shares subject to stock option awards outstanding on December 31, 2017 for each director was as follows: 45,288 for Ms. Alemany; 61,453 for Mr. Hagerty; 54,697 for Mr. Hughes; 54,697 for Mr. Hunt; 54,697 for Mr. James; 1,426,275 for Mr. Martire; 45,466 for Mr. Muma; and 28,289 for Mr. Stallings.

(6)	Represents dividend payments, which directors receive in cash once the restricted stock vests.

(7)	Includes health reimbursement included in Mr. Martire’s agreement.

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Corporate Governance and Related Matters

Corporate Governance Guidelines

Our Corporate Governance and Nominating committee reviewed and approved our amended and restated Corporate Governance Guidelines in January 2018. Our Corporate Governance Guidelines are intended to provide, along with the charters of the committees of our Board, a framework for the functioning of our Board and its committees and to establish a common set of expectations as to how our Board should perform its functions. The Corporate Governance Guidelines address, among other things, the composition of our Board, the selection of directors, the functioning of our Board, the committees of our Board, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest. In 2016, to enhance Board refreshment, our Board approved the adoption of a mandatory retirement age of 77, which is reflected in the Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that a majority of the members of our Board must be independent directors who our Board has determined have no material relationship with us and who otherwise meet the independence criteria established by the New York Stock Exchange (“NYSE”), and any other applicable independence standards. The Corporate Governance and Nominating Committee reviews these guidelines and other aspects of our governance at least annually. A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Available Information” on page 78.

Code of Business Conduct and Ethics

On February 13, 2008, our Board adopted an amended and restated Code of Business Conduct and Ethics (“Code of Conduct”), which is applicable to all our directors, officers and employees. The purpose of the Code of Conduct is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Any waiver or amendment to the Code of Conduct with respect to the CEO or any Senior Financial Officer must be approved by the Audit committee of the Board, and will be promptly disclosed to the extent required under applicable law, rule or regulation.

Our Code of Conduct is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy of the Code of Conduct by writing to the Corporate Secretary at the address set forth under “Available Information” on page 78.

The Board

Our Board met five times in 2017, four of which were regularly scheduled, quarterly meetings and one of which was a special telephonic meeting. One director was unable to attend the special telephonic meeting. All the committee members attended 100% of the committee meetings except one during 2017. We do not, as a general matter, require our Board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2018 annual meeting. Other than Mr. Norcross, no members of our Board attended the 2017 annual meeting of shareholders.

Director Independence

At its meeting on January 25, 2017, our Board determined that all nine of the non-employee members of the Board at that time (Ellen R. Alemany, William P. Foley, II, Thomas M. Hagerty, Keith W. Hughes, David K. Hunt, Stephan A. James, Richard N. Massey, Leslie M. Muma and James B. Stallings, Jr.) were independent under the criteria established by the NYSE and our Corporate Governance Guidelines. Messrs. Foley and Massey retired from the

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Board in May 2017 and in October 2017, the Board appointed Louise M. Parent to serve as a director until the 2018 annual meeting of shareholders. On February 1, 2018, the Board determined that all eight of the non-employee members of the Board at that time (Ellen R. Alemany, Thomas M. Hagerty, Keith W. Hughes, David K. Hunt, Stephan A. James, Leslie M. Muma, Louise M. Parent and James B. Stallings, Jr.) are independent under the criteria established by the NYSE and our Corporate Governance Guidelines.

In addition to the Board-level standards for director independence, each member of the Audit Committee and each member of the Compensation Committee meets the heightened independence standards required for such committee members under the NYSE’s listing standards.

Committees of the Board

Our Board has five standing committees: Audit, Compensation, Corporate Governance and Nominating, Risk and an Executive Committee. The charters of all committees are available on the Investor Relations page of our website at www.fisglobal.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” on page 78.

Corporate Governance and Nominating Committee

The 2017 members of the Corporate Governance and Nominating Committee were Ellen R. Alemany (Chairwoman), Stephan A. James, Jr. and Leslie M. Muma. On February 1, 2018, the Board added Louise Parent to the committee. All members of the committee were deemed to be independent by our Board, as required by the NYSE. The Corporate Governance and Nominating Committee met three times in 2017. The primary functions of the committee, as identified in its charter, are to identify and recommend to the Board qualified individuals to be nominated for election as directors, to advise and assist the Board with respect to corporate governance matters and to oversee the evaluation of the Board and committees, which occurs annually.

Evaluation of the Board, the Committees and Directors

To fulfill its responsibilities, the committee oversees the annual evaluation of the Board and of each committee. In this process, each director completes an evaluation form, providing feedback with regard to the leadership and functioning of the Board and each committee on which the director serves. Each committee chair reviews that committee’s results and the Chairwoman of the Corporate Governance and Nominating Committee reviews the results of the Board evaluation with the full Board.

In addition, the Corporate Governance and Nominating Committee periodically assesses the collective skills and experiences of our Board, comparing them to the Company’s long-term strategy. The product of this assessment in 2017 can be found in the Director Skills and Experiences section of Shareholder Proposal No. 1 in this Proxy Statement. The committee makes recommendations to our Board regarding its size, composition and structure based on this needs assessment. In determining whether to nominate an incumbent director for reelection, the Corporate Governance and Nominating Committee evaluates each incumbent director and director candidate in light of the committee’s assessment of the talents, skills and other characteristics needed to ensure the effectiveness of the Board. This process, while not formalized, is both annual and continuous, with the Chairman of the Board, the Lead Independent Director and the Chairwoman of the Corporate Governance and Nominating Committee addressing concerns, as they may arise, with regard to director performance or capacity.

Searches for Director Candidates

When a need for a new director to fill a new Board seat or vacancy arises, the committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including engaging director search firms or considering candidates recommended by shareholders, as described below. The committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more committee members, other members of the Board and select members of executive management. The committee makes

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a recommendation to our Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join our Board, with such invitation being extended by the Chairman of the Board.

The Corporate Governance and Nominating Committee develops and recommends to the Board criteria for the selection of qualified directors. In conducting its evaluation of potential Board candidates, the committee and the Board consider many factors, with no single factor being determinative. Rather, the committee and the Board weigh all relevant factors to determine whether the candidate will effectively interact with and contribute to the Board in a collaborative and collegial style. Specific qualifications considered include: professional and work history; educational background and degrees earned; financial acumen and qualifications as a “financial expert” under the SEC standards; scope of business experience, including size and complexity of organizations run, P&L responsibility and international business experience; breadth of experience in the financial technology, financial services, or related industries; Board diversity; ability to satisfy NYSE independence standards; and availability and willingness to commit the necessary time to Board service.

The Board is committed to actively seeking out highly-qualified women and minority candidates for each search the Board undertakes. In identifying, evaluating and recommending director nominee candidates, the Corporate Governance and Nominating Committee will consider diversity of gender and ethnicity within the Board, the criteria set forth above, and such other factors as the Committee deems appropriate. In addition, the Committee will look for candidates who have demonstrated throughout their careers the highest personal and professional ethics, integrity, and values. Candidates must possess the experience and perspective to interact effectively with the Board on any number of commercial, financial, or strategic matters. Moreover, these candidates should demonstrate an ability to do all of this with a consultative and engaging approach that encourages active listening and constructive dialogue.

Shareholder Recommendations for Board Membership

The Board of Directors has adopted a policy with respect to the consideration of director candidates recommended by shareholders. A candidate submission from a shareholder will be considered at any time if the following information is submitted to the Corporate Secretary of the Company:

●	The recommending shareholder’s name and address, together with the number of shares, length of period held and proof of ownership;

●	Name, age and address of candidate;

●	Detailed resume of candidate, including education, occupation, employment and other current commitments;

●	Description of arrangements or understandings between the recommending shareholder and the candidate;

●	Statement describing the candidate’s reasons for seeking election to the Board and documenting candidate’s satisfaction of qualifications articulated by the Board;

●	A signed statement from the candidate, confirming willingness to serve; and

●	If the recommending shareholder has been a beneficial holder of more than 5% of the Company’s stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination.

The Corporate Secretary will promptly forward complying nominee recommendation submissions to the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources.

In addition, nominations of individuals for election to our Board at any meeting of shareholders at which directors are to be elected may be made by any of our shareholders entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Section 1.12 or Section 2.12 of our Bylaws. Section 2.12,

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adopted by our Board in January 2017, sets the Proxy Access rights of our shareholders. It provides that a shareholder, or a group of up to twenty (20) shareholders, who have held at least 3% of the total outstanding shares of the Company continuously for three years or more may nominate and include in our proxy materials up to the greater of two (2) directors or twenty percent (20%) of the current Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Section 2.12. For information regarding the deadlines for submitting nomination notices pursuant to Section 1.12 or Section 2.12 of our Bylaws, see “Shareholder Nominations for Board Membership and Other Proposals” on page 78 of this proxy statement.

Audit Committee

The 2017 members of the Audit Committee were David K. Hunt (Chairman), Ellen R. Alemany, and James B. Stallings, Jr. On February 1, 2018, the Board added Louise Parent to the Audit Committee. The Board has determined that each of the Audit Committee members is financially literate and independent as required by the rules of the SEC and the NYSE, and that each, other than Ms. Parent, is an Audit Committee Financial Expert, as defined by the rules of the SEC. The Audit Committee met seven times in 2017. As set forth in its charter, our Audit Committee is responsible for:

●	the appointment, retention, compensation and oversight of the work of the independent registered public accounting firm;

●	preapproving any audit and non-audit services to be provided by the independent registered public accounting firm;

●	establishing policies for the hiring of any employee or former employee of the independent registered public accounting firm;

●	reviewing with management and the independent registered public accounting firm the annual audited financial statements, the quarterly financial statements, and any internal control matters requiring attention, before the filing of the Company’s Form 10-K and Form 10-Q;

●	reviewing with management the earnings press releases before they are issued and the nature of the financial information and earnings guidance provided to analysts and rating agencies;

●	reviewing with the independent registered public accounting firm all critical accounting policies and practices, all alternative treatments of financial information within GAAP, and other material communications between the independent registered public accounting firm and management;

●	preparing the Audit Committee report required by the Securities and Exchange Commission to be included in the Company’s Annual Proxy Statement;

●	selecting and evaluating the head of the internal audit function (“Chief Audit Executive”), with such Chief Audit Executive reporting, both functionally and administratively, directly to the committee and meeting separately with the committee on a periodic basis;

●	reviewing with management, the internal auditor and the independent registered public accounting firm, the scope, planning and staffing of the proposed audit plan for the current year;

●	reviewing with management, the internal auditor and the independent registered public accounting firm, the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in internal controls;

●	reviewing with management, and any internal or external counsel as the committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company;

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law; and

●	reviewing requests for and determining whether to grant or deny waivers of the Company’s Code of Business Conduct and Ethics applicable to directors or officers, monitoring the Company’s activities to enforce compliance with the Code of Business Conduct and Ethics, and approving all transactions to which the Company is a party and in which any director and/or executive officer has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company).

The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a) (58)(A) of the Exchange Act.

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The Audit Committee is established by the Board of Directors primarily for the purpose of providing independent review and oversight of the Company’s accounting and financial reporting processes and financial statements, internal controls over financial reporting and financial statements established by the Board and the management, audit processes and financial results of the Company’s operations. The Committee will provide an open avenue of communication between the Board, management, internal audit and the independent registered public accounting firm.

The Committee is responsible for assisting the Board’s oversight of (1) the quality and integrity of the Company’s financial statements and related disclosures, (2) the Company’s compliance with legal, tax and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of the Company’s internal audit function, internal controls over financial reporting, and independent registered public accounting firm. Our Audit Committee acts under a written charter, which was adopted by the Audit Committee and subsequently approved by our Board. We review the adequacy of our charter at least annually. As of December 31, 2017, our Audit Committee was comprised of the three directors named below, each of whom has been determined by our Board to be independent as defined by NYSE independence standards. In addition, our Board has determined that all members of our Audit Committee as of such date are Audit Committee Financial Experts, as defined by SEC rules.

In performing our oversight function, the Audit Committee reviewed and discussed with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, the audited financial statements of FIS as of and for the year ended December 31, 2017. Management and KPMG reported to us that the Company’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FIS and its subsidiaries in conformity with U.S. generally accepted accounting principles. We also discussed with KPMG matters covered by the Public Company Accounting Oversight Board Auditing Standards No. 1301 (Communication with Audit Committees).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to the Company is compatible with their independence.

Finally, we discussed with FIS’ internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG during each Audit Committee meeting. Our discussions with them included the results of their examinations, their evaluations of FIS’ internal controls and the overall quality of FIS’ financial reporting. Management was present for some, but not all, of these discussions.

Based on the reviews and discussions referred to above, we recommended to our Board that the audited financial statements referred to above be included in FIS’ Annual Report on Form 10-K for the year ended December 31, 2017 and that KPMG be appointed independent registered public accounting firm for FIS for 2018.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of FIS’ financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process and adopting procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing FIS’ annual financial statements and expressing an opinion as to whether the statements are fairly stated in all material respects in conformity with U.S. generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Exchange Act in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constituted the committee as of December 31, 2017:	Audit committee
David K. Hunt (Chairman)
Ellen R. Alemany
James B. Stallings, Jr.

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Compensation Committee

The members of the Compensation Committee are Keith W. Hughes (Chairman), Thomas M. Hagerty, and David K. Hunt. Each of Messrs. Hughes, Hagerty, and Hunt has been deemed independent by our Board under the heightened independence standards required by the NYSE for Compensation Committee members. The Compensation Committee met six times in 2017.

The primary purpose of the Compensation Committee, as described in its charter, is to approve and monitor the executive compensation plans, policies and programs of the Company that are applicable to the Company’s section 16 officers (i.e., an officer subject to Section 16 of the Securities Exchange Act). The specific duties and responsibilities of the Committee include:

●	reviewing and approving goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on such evaluation;

●	setting salaries and approving incentive compensation awards and compensation policies for all section 16 officers;

●	determining the long-term incentive component of section 16 officer compensation;

●	approving any employment agreements (including change-in-control and severance agreements) with section 16 officers;

●	approving all equity compensation awards made to section 16 officers;

●	reviewing all equity compensation awards made to non-section 16 executives by the CEO acting as a one- person committee pursuant to a delegation of authority by the Board of Directors;

●	approving the aggregate total of equity awards made to non-section 16 executives as part of the Company’s annual equity grant;

●	approving any new compensation and benefit plans uniquely applicable to section 16 officers, or any change to an existing plan;

●	recommending action to the Board to create, authorize, approve, amend and/or terminate any new or existing compensation and benefit plans that apply to the non-employee members of the Board of Directors; and

●	reviewing and approving on an annual basis the Compensation Discussion and Analysis and Executive and Director Compensation sections for inclusion in the Company’s Annual Proxy Statement.

For more information regarding the responsibilities of the Compensation Committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis and Executive and Director Compensation” beginning on page 36.

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Executive Committee

In 2017, the members of the Executive Committee of the Board were Frank R. Martire, Keith W. Hughes and Gary A. Norcross. The Executive Committee met once, telephonically, in 2017. Subject to limits imposed by state law and Board resolution, the Executive Committee may invoke all of the power and authority of our Board in the management of FIS. However, the primary purpose of the Executive Committee, as described in its charter, is to act on behalf of the full Board between regularly scheduled Board meetings, when time is of the essence.

Risk Committee

While the Board is ultimately responsible for risk oversight at our Company, our Board has delegated oversight of the Company’s risk management process to the Risk Committee. The Risk Committee was established as a standing committee of the Board on January 21, 2013. The current members of the Risk Committee are Stephan A. James (Chairman), Keith W. Hughes, Leslie M. Muma and James B. Stallings, Jr. The Risk Committee met four times in 2017. Its role in the Company’s risk oversight process includes overseeing the activities of the executive risk management committee (“ERMC”) and management’s enterprise risk management program, as well as the activities of senior management related to risk management. Senior management has established a Risk, Information Security and Compliance (“RISC”) group that is responsible for ensuring that all aspects of the enterprise risk management program are implemented. This group provides periodic reporting of the enterprise risk management program, its assessment activities and emerging risks to the ERMC and the Risk Committee and, in the case of the Company’s Compliance and Ethics programs, to the Audit Committee of the Board. The RISC group is responsible for ensuring the development and deployment of the Company’s risk management program infrastructure, coordination and conducting of risk assessments, prioritizing and reporting risks, developing risk mitigation strategies, and tracking and managing risk mitigation initiatives. The ERMC is responsible for validating and assessing the overall effectiveness of the risk management program and activities performed by senior management to mitigate specific risks. In its oversight role, the Risk Committee verifies the risk management strategy deployed by the RISC group and the ERMC and reviews and approves the Company’s identified top risks and risk management plan. The Risk Committee receives periodic risk management effectiveness reporting from management, as well as updates on program changes and emerging risks.

Board Leadership Structure

Prior to May 30, 2018, we separated the positions of CEO and Chairman of the Board. In April 2018, Frank R. Martire, a Director and Chairman of the Board notified the Company of his intention to retire from the Board when his term expires at the Company’s upcoming 2018 Annual Meeting of the Shareholders. As part of the Company’s planned succession, our Board of Directors determined it was desireable to make our Chief Executive Officer, Gary Norcross, the Chairman of our Board of Directors effective at the expiration of Mr. Martire’s term at the conclusion of the Company’s upcoming 2018 Annual Meeting of the Shareholders. As Chief Executive Officer, Mr. Norcross is responsible for setting our strategic direction and day-to-day leadership and performance of our Company. As the Chairman of the Board, Mr. Norcross will provide leadership to the Board and work with the Board to define its structure and activities in the fulfillment of its responsibilities. Our Board believes this Board leadership structure is appropriate for the Company, in that the combined role of the Chairman of the Board and Chief Executive Officer promotes unified leadership and direction, allowing for a single, clear focus for management to execute the Company’s strategy and business plan while contributing to a more efficient and effective Board. In making the decision to appoint Mr. Norcross the Chairman, the Board also considered the Company’s strong performance under Mr. Norcross. Finally, the Board considered the fact that the Company has a strong Lead Independent Director, as discussed below.

In May 2017, longtime Lead Independent Director, Richard N. Massey, retired from the Board. On February 1, 2018, following a recommendation from the Corporate Governance and Nominating Committee, the Board appointed

76	Fidelity National Information Services, Inc.

Keith W. Hughes to serve as Lead Independent Director for a period of three years. The responsibilities of the Lead Independent Director include:

●	Chairing executive sessions of the independent directors of the Board and discussing with the Chairman and/or CEO issues discussed in executive session;

●	Collaborating with the Chairman and/or CEO to set the Board agenda; and

●	Acting as an intermediary between the independent directors and the Chairman for the purposes of agenda input, issue discussion and flow of information.

Contacting the Board

Any shareholder or other interested person who desires to contact any member of our Board or the non-management members of our Board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of our Board.

Certain Relationships and Related Transactions

We describe below transactions and arrangements with certain entities to which we have been a party at any time since January 1, 2017. The inclusion of any item in this section should not be viewed as an acknowledgment that the related agreement described below is material or that such disclosure is required under the rules of the SEC.

Deane Martire

Mr. Martire’s son, Deane Martire, is an employee of The Capital Markets Company (“Capco”), which, until July 31, 2017, was our wholly owned subsidiary. At that point, FIS sold a majority interest in Capco, retaining an approximate 40% ownership stake in Capco. In 2017, Deane Martire received from Capco compensation consisting of approximately $375,000 in salary and bonuses and $25,600 in customary employee benefits. These amounts are consistent with the total compensation provided to other employees with comparable responsibilities.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter calls for our Audit Committee to review and approve all transactions to which we are a party and in which any director and/or executive officer of ours has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company). This policy covers all transactions required to be disclosed in this related person transactions section of the proxy statement. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken. The provision of our Audit Committee charter described above is in addition to and does not supersede any other applicable Company policies or procedures, including our Code of Conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the SEC. Executive officers and directors are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this proxy statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2017. We believe that during 2017 all of our directors and officers complied with the requirements of Section 16(a).

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Shareholder Nominations for Board Membership and Other Proposals

A shareholder wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2019 must comply with Section 1.12 (Shareholder Proposals and Nominations) or Section 2.12 (Proxy Access) of our Bylaws. Section 1.12 requires notice to FIS no later than December 21, 2018, accompanied by the information required by Section 1.12. Section 2.12(b) requires notice to FIS no earlier than November 21, 2018 and no later than December 21, 2018, accompanied by the information required by Section 2.12. If the date of the Annual Meeting of Shareholders to be held in 2019 is changed to a date more than 30 days earlier or later than May 30, 2019, shareholders wishing to nominate any person for election as a director of FIS at the Annual Meeting of Shareholders to be held in 2019 must comply with the notice deadlines as calculated in Section 1.12(c) and 2.12(b).

Any other proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2019 must be received by the Company no later than December 21, 2018. Any proposal that a shareholder wishes to bring before the 2019 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 21, 2018. All proposals must comply with the applicable requirements or conditions established by the SEC and the Company’s Bylaws, which require, among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to our Corporate Secretary of the Company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated by us as proxies in connection with the 2019 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

Available Information

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (except for certain exhibits thereto), including our audited financial statements, may be obtained, free of charge, upon written request by any shareholder to Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing us for our expenses in supplying any exhibit.

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Annex A

FIDELITY NATIONAL INFORMATION SERVICES, INC.

2008 OMNIBUS INCENTIVE PLAN

(as amended and restated effective May 30, 2018)

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Article 1.	Establishment, Objectives, and Duration	84

1.1	Establishment of the Plan	84

1.2	Objectives of the Plan	84

1.3	Duration of the Plan	84

Article 2.	Definitions	84

2.1	“Award”	84

2.2	“Award Agreement”	84

2.3	“Beneficial Ownership”	84

2.4	“Board”	84

2.5	“Change in Control”	84

2.6	“Code”	86

2.7	“Committee”	86

2.8	“Company”	86

2.9	“Consultant”	86

2.10	“Director”	86

2.11	“Dividend Equivalent”	86

2.12	“Employee”	86

2.13	“Exchange Act”	86

2.14	“Exempt Fair Market Value Purchased Shares”	86

2.15	“Exercise Price”	86

2.16	“Fair Market Value”	86

2.17	“Freestanding SAR”	86

2.18	“Incentive Stock Option” or “ISO”	86

2.19	“Nonqualified Stock Option” or “NQSO”	86

2.20	“Option”	86

2.21	“Other Award”	87

2.22	“Participant”	87

2.23	“Performance-Based Exception”	87

2.24	“Performance Period”	87

2.25	“Performance Share”	87

2.26	“Performance Unit”	87

2.27	“Period of Restriction”	87

2.28	“Person”	87

2.29	“Replacement Awards”	87

2.30	“Restricted Stock”	87

2.31	“Restricted Stock Unit”	87

2.32	“Share”	87

2.33	“Stock Appreciation Right” or “SAR”	87

2.34	“Subsidiary”	87

2.35	“Tandem SAR”	87

Article 3.	Administration	88

3.1	The Committee	88

3.2	Authority of the Committee	88

3.3	Decisions Binding	88

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Table of Contents (continued)

Article 4.	Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustments	88

4.1	Number of Shares Available for Grants	88

4.2	Individual Limits	89

4.3	Adjustments in Authorized Shares and Awards	89

Article 5.	Eligibility and Participation	90

5.1	Eligibility	90

5.2	Actual Participation	90

Article 6.	Options	90

6.1	Grant of Options	90

6.2	Award Agreement	90

6.3	Exercise Price	90

6.4	Duration of Options	90

6.5	Exercise of Options	90

6.6	Payment	90

6.7	Restrictions on Share Transferability	91

6.8	Dividend Equivalents	91

6.9	Termination of Employment or Service	91

6.10	Nontransferability of Options	91

Article 7.	Stock Appreciation Rights	91

7.1	Grant of SARs	91

7.2	Exercise of Tandem SARs	92

7.3	Exercise of Freestanding SARs	92

7.4	Award Agreement	92

7.5	Term of SARs	92

7.6	Payment of SAR Amount	92

7.7	Dividend Equivalents	92

7.8	Termination of Employment or Service	93

7.9	Nontransferability of SARs	93

Article 8.	Restricted Stock	93

8.1	Grant of Restricted Stock	93

8.2	Award Agreement	93

8.3	Other Restrictions	93

8.4	Removal of Restrictions	93

8.5	Voting Rights	93

8.6	Dividends and Other Distributions	93

8.7	Termination of Employment or Service	94

8.8	Nontransferability of Restricted Stock	94

Article 9.	Restricted Stock Units and Performance Shares	94

9.1	Grant of Restricted Stock Units/Performance Shares	94

9.2	Award Agreement	94

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Table of Contents (continued)

9.3	Form and Timing of Payment	94

9.4	Voting Rights	94

9.5	Dividend Equivalents	94

9.6	Termination of Employment or Service	95

9.7	Nontransferability	95

Article 10.	Performance Units	95

10.1	Grant of Performance Units	95

10.2	Award Agreement	95

10.3	Value of Performance Units	95

10.4	Form and Timing of Payment	95

10.5	Dividend Equivalents	95

10.6	Termination of Employment or Service	95

10.7	Nontransferability	95

Article 11.	Other Awards	96

11.1	Grant of Other Awards	96

11.2	Payment of Other Awards	96

11.3	Termination of Employment or Service	96

11.4	Nontransferability	96

Article 12.	Replacement Awards	96

Article 13.	Performance Measures	96

Article 14.	Beneficiary Designation	97

Article 15.	Deferrals	97

Article 16.	Rights of Participants	97

16.1	Continued Service	97

16.2	Participation	98

Article 17.	Change in Control	98

Article 18.	Additional Forfeiture Provisions	98

Article 19.	Amendment, Modification, and Termination	98

19.1	Amendment, Modification, and Termination	98

19.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	99

19.3	Awards Previously Granted	99

19.4	Compliance with the Performance-Based Exception	99

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Table of Contents (continued)

Article 20.	Withholding	99

20.1	Tax Withholding	99

20.2	Use of Shares to Satisfy Withholding Obligation	100

Article 21.	Indemnification	100

Article 22.	Successors	100

Article 23.	Legal Construction	100

23.1	Gender, Number and References	100

23.2	Severability	100

23.3	Requirements of Law	100

23.4	Governing Law	101

23.5	Non-Exclusive Plan	101

23.6	Code Section 409A Compliance	101

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FIDELITY NATIONAL INFORMATION SERVICES, INC.

2008 OMNIBUS INCENTIVE PLAN

(as amended and restated effective May 30, 2018)

Establishment, Objectives, and Duration

Establishment of the Plan. Fidelity National Information Services, Inc., a Georgia corporation, hereby establishes an incentive compensation plan to be known as the “Fidelity National Information Services, Inc. 2008 Omnibus Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Awards.

The Plan became effective on May 29, 2008, the date of approval by the Company’s stockholders at the Company’s 2008 annual stockholders meeting. The Board approved an amendment and restatement of the Plan on January 28, 2015, which was approved by the Company’s stockholders at the Company’s 2015 annual stockholders meeting on May 27, 2015. The Board approved a second amendment and restatement of the Plan on February 1, 2018, subject to approval by the Company’s stockholders at the Company’s 2018 annual stockholders meeting on May 30, 2018. If approved by the Company’s stockholders, the second amendment and restatement of the Plan will become effective on May 30, 2018. The Plan shall remain in effect as provided in Section 1.3 hereof.

Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

Duration of the Plan. No Award may be granted under the Plan after January 28, 2025, which is the tenth anniversary of the date the Board approved the first amendment and restatement of the Plan, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

Definitions

The following terms, when capitalized, shall have the meanings set forth below:

“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards granted under the Plan.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:

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an acquisition immediately after which any Person possesses direct or indirect Beneficial Ownership of 25% or more of either the then outstanding shares of Company common stock (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that the following acquisitions shall be excluded: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Section 2.5, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which:

all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 25% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

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individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the entity, as specified in Section 3.1, authorized to administer the Plan.

“Company” means Fidelity National Information Services, Inc., a Georgia corporation formerly known as Fidelity National Title Group, Inc., and any successor thereto.

“Consultant” means any consultant or advisor to the Company or a Subsidiary.

“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary.

“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

“Employee” means any employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exempt Fair Market Value Purchased Shares” means Shares purchased on the open market or from the Company at their then current Fair Market Value (regardless of whether the Shares are delivered immediately or on a deferred basis, or the payment for the Shares is made directly or by giving up compensation that is otherwise due (for example, through payroll deductions)) that are not treated as having been purchased pursuant to an equity compensation plan for purposes of Section 303A.08 of the New York Stock Exchange’s Listed Company Manual.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

“Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.

“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Article 6 herein.

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“Other Award” means a cash, Share-based or Share-related Award (other than an Award described in Article 6, 7, 8, 9 or 10 of the Plan) that is granted pursuant to Article 11 herein.

“Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Period” means the period during which a performance measure must be met.

“Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

“Performance Unit” means an Award granted to a Participant, as described in Article 10 herein.

“Period of Restriction” means the period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Articles 8 and 9 herein.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

“Replacement Awards” means Awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which the Company engages in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity (or a related entity) are outstanding immediately prior to such merger, acquisition or other business transaction. For all purposes hereunder, Replacement Awards shall be deemed Awards.

“Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

“Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.

“Share” means a share of Class A common stock of the Company, par value $0.0001 per share, subject to adjustment pursuant to Section 4.3 hereof.

“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

“Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

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Administration

The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall select (the “Committee”). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into in connection with the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and, subject to the provisions of Section 19.3 herein, amend the terms and conditions of any outstanding Award and Award Agreement. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants and their estates and beneficiaries and any transferee of an Award.

Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustments

Number of Shares Available for Grants.

Subject to adjustment as provided in Section 4.3 herin, As of February 1, 2018, the date the Board approved the Amended Plan, there were 17,442,693 shares available for future awards under the Plan and 15,766,880 shares subject to outstanding awards (i.e shares subject to outstanding options that have not yet been exercised and shares subject to other awards that were previously granted but are not yet vested). Of the 17,442,693 shares available for future awards, 6,804,489 are available only for awards to employees, directors and consultants who were not employees, directors or consultants of FIS or a subsidiary as of immediately prior to the closing of our acquisition of SunGard on November 30, 2015 (the “Transferred Shares”). Of the 15,766,880 shares subject to outstanding awards, 2,839,913 were Transferred Shares.

Shares that are potentially deliverable under an award that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such shares, as well as share purchases under the ESPP program that are not matched, are not counted as having been delivered under the Amended Plan. Shares that have been issued in connection with an award of restricted stock that is canceled or forfeited prior to vesting or settled in cash, causing the shares to be returned to us, shall not be counted as having been delivered under the Amended Plan.

If Shares are returned to the Company in satisfaction of taxes relating to Restricted Stock, in connection with a cash out of Restricted Stock (but excluding upon forfeiture of Restricted Stock) or in connection with the tendering of Shares by a Participant (or withholding of Shares by the Company) in satisfaction of the Exercise Price or taxes relating to an Award, such issued Shares shall not become available again under the Plan. Shares repurchased on the open market with the proceeds of an Option exercise shall not become available again under the Plan. Each SAR issued under the Plan will

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be counted as one share issued under the Plan without regard to the number of Shares issued to the Participant upon exercise of such SAR.

Shares delivered pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market.

Notwithstanding the foregoing, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan.

Individual Limits. Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

Restricted Stock Units: The maximum aggregate number of Shares with respect to which Restricted Stock Units may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

Performance Shares: The maximum aggregate number of Shares with respect to which Performance Shares may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

Other Awards: The maximum aggregate compensation that can be paid pursuant to Other Awards awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

Dividends and Dividend Equivalents: The maximum dividend or Dividend Equivalent that may be paid in any one fiscal year to any one Participant shall be $25,000,000.

Adjustments in Authorized Shares and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan under Section 4.1 hereof, (ii) in the individual limitations set forth in Section 4.2 hereof and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to

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outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.3. Adjustments made by the Committee pursuant to this Section 4.3 shall be final, binding and conclusive.

Eligibility and Participation

Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Options

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options that are intended to be ISOs shall be subject to the limitations set forth in Code Section 422.

Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have an Exercise Price that is less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable later than the fifth (5th) anniversary of the date of its grant.

Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

Payment. Options granted under this Article 6 shall be exercised by the delivery

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of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price.

The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Dividend Equivalents. At the discretion of the Committee, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.

Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

Nontransferability of Options.

Incentive Stock Options. ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

Nonqualified Stock Options. NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. NQSOs may not be transferred for value or consideration.

Stock Appreciation Rights

Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

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The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall at least equal the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

Dividend Equivalents. At the discretion of the Committee, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, in no event shall Dividend

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Equivalents be currently payable with respect to unearned Awards.

Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

Nontransferability of SARs. SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. SARs may not be transferred for value or consideration.

Restricted Stock

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction and, if applicable, Performance Period(s), the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

Other Restrictions. The Committee shall impose such other conditions and/ or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

Removal of Restrictions. Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, all distributions, including regular cash dividends paid with respect to Shares of Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

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Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

Nontransferability of Restricted Stock. Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant’s Restricted Stock and rights relating thereto shall be available during the Participant’s lifetime only to such Participant, and such Restricted Stock and related rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

Restricted Stock Units and Performance Shares

Grant of Restricted Stock Units/Performance Shares. Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

Award Agreement. Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction and/or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall be at least equal to the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of Restricted Stock Units or Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction or Performance Period, as the case may be. The Committee, in its sole discretion, may pay earned Restricted Stock Units and Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units or Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder; provided, however, that the Committee may deposit Shares potentially deliverable in connection with Restricted Stock Units or Performance Shares in a rabbi trust, in which case the Committee may provide for pass through voting rights with respect to such deposited Shares.

Dividend Equivalents. At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.

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Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Restricted Stock Units or Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.

Nontransferability. Except as otherwise determined by the Committee, Restricted Stock Units and Performance Shares and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Performance Units

Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s), the performance goals and such other provisions as the Committee shall determine.

Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.

Dividend Equivalents. At the discretion of the Committee, an Award of Performance Units may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.

Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

Nontransferability. Except as otherwise determined by the Committee, Performance Units and rights relating thereto may not be sold, transferred, pledged,

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assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Other Awards

Grant of Other Awards. Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. Types of Other Awards that may be granted pursuant to this Article 11 include, without limitation, the payment of cash or Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, the payment of Shares in lieu of cash under other Company incentive or bonus programs, the right to purchase Shares on the open market or from the Company at their then current Fair Market Value (regardless of whether the Shares are delivered immediately or on a deferred basis, or the payment for the Shares is made directly or by giving up compensation that is otherwise due (for example, through payroll deductions)), and matching programs whereby the Company either delivers additional Shares (or makes cash payments that are used to purchase Shares on the open market) to or for the benefit of Participants who purchase Shares pursuant to an employee stock purchase program established pursuant to this Section 11.1. Other Awards may be granted pursuant to Award Agreements or through the establishment of a sub-plan or program, such as an employee stock purchase program, that is approved by the Committee.

Payment of Other Awards. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

Nontransferability. Except as otherwise determined by the Committee, Other Awards and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Replacement Awards

Each Replacement Award shall have substantially the same terms and conditions (as determined by the Committee) as the award it replaces; provided, however, that the number of Shares subject to Replacement Awards, the Exercise Price, grant price or other price of Shares subject to Replacement Awards, any performance conditions relating to Shares underlying Replacement Awards, or the market price of Shares underlying Replacement Awards or per-Share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

Performance Measures

The Committee may specify that the attainment of one or more of the performance measures set forth in this Article 13 shall determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or Dividend Equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the

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following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or Dividend Equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than (90) days, the number of days that is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Deferrals

If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award, including Shares deliverable upon exercise of an Option or SAR or upon payout of any other Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan, agreement or arrangement under which such deferral is made and such other terms and conditions as the Committee may prescribe.

Rights of Participants

Continued Service. Nothing in the Plan shall:

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interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time,

confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary, nor confer on any Director any right to continue to serve on the Board of Directors of the Company or a Subsidiary.

Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

Change in Control

Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

any and all outstanding Options and SARs granted hereunder shall become immediately exercisable; provided, however, that the Committee may instead provide that such Awards shall be automatically cashed out upon a Change in Control;

any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units and Other Awards shall lapse; and

any and all Performance Shares, Performance Units and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

Additional Forfeiture Provisions

The Committee may condition a Participant’s right to receive a grant of an Award, to vest in the Award, to exercise the Award, to retain cash, Shares, other Awards, or other property acquired in connection with the Award, or to retain the profit or gain realized by the Participant in connection with the Award, including cash or other proceeds received upon sale of Shares acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment with or service for the Company and/or a Subsidiary.

Amendment, Modification, and Termination

Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Except as provided in Section 4.3 hereof, the Board may not (a) amend the terms of previously granted Options or Stock Appreciation Rights to reduce

98	Fidelity National Information Services, Inc.

the Exercise Price per share subject to such Options or the grant price per share subject to such Stock Appreciation Rights, (b) cancel such Options or Stock Appreciation Rights and grant substitute Options or Stock Appreciation Rights with a lower Exercise Price or grant price per share than the cancelled Options and Stock Appreciation Rights, (c) cancel outstanding Options with an Exercise Price or Stock Appreciation Rights with a grant price above the current Fair Market Value of a Share in exchange for cash or other securities; or (d) take any other action with respect to Options or Stock Appreciation Rights that would be treated as a repricing under the stock exchange or quotation system on which the Shares are principally traded.

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that (except as provided in Section 4.3 hereof) the Committee may not (a) amend the terms of previously granted Options or Stock Appreciation Rights to reduce the Exercise Price per share subject to such Options or the grant price per share subject to such Stock Appreciation Rights, (b) cancel such Options or Stock Appreciation Rights and grant substitute Options or Stock Appreciation Rights with a lower Exercise Price or grant price per share than the cancelled Options and Stock Appreciation Rights, (c) cancel outstanding Options with an Exercise Price or Stock Appreciation Rights with a grant price above the current Fair Market Value of a Share in exchange for cash or other securities; or (d) take any other action with respect to Options or Stock Appreciation Rights that would be treated as a repricing under the stock exchange or quotation system on which the Shares are principally traded. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Compliance with the Performance-Based Exception. If it is intended that an Award (and/or any dividends or Dividend Equivalents relating to such Award) comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards (and/or dividends or Dividend Equivalents) maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 19, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

Withholding

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

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Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or may permit Participants to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Georgia law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Successors

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

Legal Construction

Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such

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approvals by any governmental agencies or national securities exchanges as may be required.

Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflicts or choice of law principles.

Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including other incentive arrangements and awards that do or do not qualify under the Performance-Based Exception.

Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”). Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

101	Fidelity National Information Services, Inc.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

601 RIVERSIDE AVENUE

JACKSONVILLE, FL 32204

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E39789-P04836                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Ellen R. Alemany	☐	☐	☐

	1b.	Keith W. Hughes	☐	☐	☐

	1c.	David K. Hunt	☐	☐	☐

	1d.	Stephan A. James	☐	☐	☐

	1e.	Leslie M. Muma	☐	☐	☐

	1f.	Gary A. Norcross	☐	☐	☐

	1g.	Louise M. Parent	☐	☐	☐

	1h.	James B. Stallings, Jr.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

		For	Against	Abstain

2.	Advisory vote on Fidelity National Information Services, Inc. executive compensation.	☐	☐	☐

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2018.	☐	☐	☐

4.	To approve the amendment and restatement of the 2008 Omnibus Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E39790-P04836

FIDELITY NATIONAL INFORMATION SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 30, 2018

The undersigned hereby appoints Gary A. Norcross and Marc M. Mayo, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Information Services, Inc. held of record by the undersigned as of April 2, 2018, at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on May 30, 2018, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO

DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side